                                                             Exhibit 10.16


                                  OFFICE LEASE

          Project:        SANTA MONICA BUSINESS PARK

          Building:      3420 OCEAN PARK BOULEVARD [A]

          Tenant:                   ISOCOR



                          TABLE OF CONTENTS
Article                                                                      Page
 1         FUNDAMENTAL LEASE PROVISIONS ............................           1
 2         PREMISES ................................................           1
 3         TERM ....................................................           2
 4         RENT AND EXPENSE PAYMENTS ...............................           3
 5         INTENTIONALLY OMITTED ...................................           4
 6         EXPENSES ................................................           4
 7         TAXES PAYABLE SOLELY BY TENANT ..........................           8
 8         LATE PAYMENTS ...........................................           8
 9         SECURITY DEPOSIT ........................................           8
10         TENANT IMPROVEMENTS .....................................           9
11         USE .....................................................          10
12         SERVICE AND UTILITIES ...................................          10
13         ENTRY BY LANDLORD .......................................          11
14         MAINTENANCE AND REPAIR ..................................          12
15         ALTERATIONS AND ADDITIONS ...............................          12
16         INDEMNITY ...............................................          13
17         INSURANCE ...............................................          14
18         DAMAGE AND DESTRUCTION ..................................          15
19         CONDEMNATION ............................................          16
20         LIENS ...................................................          16
21         DEFAULTS BY TENANT ......................................          16
22         LANDLORD'S REMEDIES .....................................          17
23         DEFAULTS BY LANDLORD ....................................          19
24         COSTS OF SUIT ...........................................          19
25         SURRENDER OF PREMISES; HOLDING OVER .....................          19
26         SURRENDER OF LEASE ......................................          20
27         TRANSFER OF LANDLORD'S INTEREST .........................          20
28         ASSIGNMENT AND SUBLETTING ...............................          20
29         ATTORNMENT ..............................................          24
30         SUBORDINATION ...........................................          24
31         ESTOPPEL CERTIFICATE ....................................          24
32         BUILDING OCCUPANCY PLANNING .............................          25
33         QUIET ENJOYMENT .........................................          25
34         WAIVER OF  REDEMPTION BY TENANT .........................          25
35         WAIVER OF LANDLORD, TENANT'S PROPERTY ...................          25
36         RULES AND REGULATIONS ...................................          25
37         NOTICES .................................................          26
38         WAIVER ..................................................          26
39         MISCELLANEOUS ...........................................          26
40         INTENTIONALLY OMITTED ...................................          28
41         SECURITY INTEREST .......................................          28
42         INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS ...........          28
43         OPTION TO EXTEND TERM ...................................          28
44         RIGHT OF FIRST OFFER ....................................          30
45         NON-DISTURBANCE AGREEMENT ...............................          31


  Exhibits

  A     Description of Premises
  A-1   Description of Project
  B     Verification of Term and Basic Rent
  C     Construction Provisions
  D     Subordination of Lease
  D-1   Subordination of Deed of Trust
  E     Estoppel Statement
  F     Building Rules and Regulations
  G     Intentionally Omitted
  H     Intentionally, Omitted

                             INDEX OF DEFINED TERMS


After-Hours ...............................................  EXHIBIT F - PAGE  2
Agreed Rate ...........................................................       27
Assign ................................................................       29
assignment ............................................................       20
Assigns ...............................................................       29
Assuming Tenant .......................................................       18
Audit Notice ..........................................................        7
Bankruptcy Code .......................................................       23
Base Year .............................................................        5
Building ..............................................................        1
Commencement Date .....................................................        2
Common Area ...........................................................        5
Expenses ..............................................................        4
Extended Term .........................................................       28
Extension Rental Notice ...............................................       29
Fair Rental Market Value of the First Offer Space .....................       30
First Offer Acceptance Notice .........................................       30
First Offer Rejection Notice ..........................................       30
First Offer Space .....................................................       30
First Offer Space Document ............................................       30
gross area ............................................................        1
gross square footage ..................................................        1
Initial Term ..........................................................       28
Landlord ..............................................................        1
Landlord's Base Year Costs ............................................        4
Landlord's Work ............................................  EXHIBIT C - PAGE 1
Mortgagee .............................................................       14
normal business hours ......................................  EXHIBIT F - PAGE 2
Notice of First Offer .................................................       30
Notice to Extend Term .................................................       29
Option to Extend Term .................................................       28
Plans ......................................................  EXHIBIT C - PAGE 1
Premises ..............................................................        1
Project ...............................................................        2
Proposed Effective Date ...............................................       20
punch list ............................................................        2
Rent ..................................................................        3
rentable area .........................................................        2
rentable square footage ...............................................        2
Rental ................................................................        3
Subsequent YEAR
substantial completion ................................................        2
taking ................................................................       16
Tenant ................................................................        1
Tenant Coordinator .........................................  EXHIBIT C - PAGE 3
Tenant's Share ........................................................        5
Tenant's Work ..............................................  EXHIBIT C - PAGE 1
TI Contractor ..............................................  EXHIBIT C - PAGE 2
usable area ...........................................................        2
usable square footage .................................................        2

                                  OFFICE LEASE

        This LEASE is made as of this _____ day of _______ 1998 by and between SPIEKER PROPERTIES, L.P., a California limited partnership ("Landlord") and ISOCOR, a California corporation ("Tenant")


        In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the following described Premises, upon the following terms and conditions:

1.   FUNDAMENTAL LEASE PROVISIONS

     1.1. PREMISES:           Project: Santa Monica Business Park                    (Article 2)
                              Building: 3420 Ocean Park Boulevard [Al
                              Suite: 2010 Floor: 2nd
                              City: Santa Monica County: Los Angeles
                              State: California

     1.2. FLOOR AREA:         Rentable Area: 20,016 square feet.                     (Article 2)
                              Usable Area: 17,871 square feet.

     1.3. Term:               36 months.                                             (Article 3)
                              Commencement Date: April 1, 1998
                              (SEE Section 4.4)

     1.4. BASIC RENT:                        Dollars Per        Dollars Per          (Article 4)
                                Months  Rentable Square Foot      Month
                                ------  --------------------      -----
                                1-36          $ 1.80          $ 36,028.80

     1.5. EXPENSES:           Tenant shall pay Tenant's Share of all Expenses that   (Article 6)
                              exceed Landlord's Base Year COSTS together with other
                              items of Expense as SET forth in Article 6. Tenant's
                              Share is 19.12%. The Base Year shall be the calendar
                              year 1998.

     1.6. AFTER-HOURS         After-Hours Charges payable by Tenant as of the        (Article 12)
          CHARGES:            Commencement Date shall be as follows:

                              Air Conditioning    $25.00 per unit, per hour
                              Ventilation only    Not available
                              Lighting only       $0.00 per hour

     1.7. PREPAID             Tenant shall pay the Basic Rent for the first          (Article 4).
          RENT:               month of the term upon execution of this Lease.

     1.8. SECURITY            $180,000.00 (SEE Article 9).                           (ARTICLE 9)
          DEPOSIT:

     1.9. LANDLORD'S          c/o TRANSPACIFIC DEVELOPMENT COMPANY                   (Article 37)
          ADDRESS FOR         2377 Crenshaw Boulevard, Suite 300
          NOTICES:            Torrance, California 90501-3325

     1.10. TENANT'S           To the Premises.                                       (ARTICLE 37)
           ADDRESS FOR
           NOTICES:

     1.11. BROKER:            Pacific Properties Group and Transpacific Development  (Section 39-3)
                              Company.

2. PREMISES

        2.1 The approximate location of the premises (the "Premises") leased hereunder is shown on the drawing attached hereto as Exhibit A. The Premises consist of that certain space situated in the building (the "Building") described in Section 1.1 hereof. The area of the Premises for all purposes hereunder is stipulated to be the square feet of usable area and square feet of rentable area specified at Section 1.2. As used in this Lease, the following terms have the meanings indicated:

            2.1.1. The term "gross area" or "gross square footage" means the entire area being measured, including vertical elevator and ventilation shafts, maintenance, telephone, mechanical and electrical rooms and closets, and all other public areas measured from the exterior of exterior walls and from the center line of interior demising walls;

            2.1.2. The term "usable area" or "usable square footage" means the method of calculating usable area pursuant to the BOMA Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996; and

            2.1.3. The term "rentable area" or "rentable square footage" means the entire area measured in the same way within exterior Building walls including all common or public areas of the Building allocated proportionately to each floor of the Building but excluding public stairwells and such vertical shafts. As to the area leased by Tenant, the rentable area is stipulated to be the usable area of the Premises increased by 12%.

        2.2. Intentionally Omitted.

        2.3. The Premises are (or when constructed will be) a part of a business/commercial complex consisting of the Building and other buildings, landscaping, parking facilities and other improvements described as the "Project" in Section 1.1 hereof. The Project is generally shown on the drawing attached hereto as Exhibit A-1 . Landlord may, in its sole discretion, change the size, shape, location, number and extent of any or all of the improvements in the Project without any liability to or consent of Tenant, except that no material change in the size or location of the Premises shall be made without Tenant's consent. Tenant does not rely on the fact nor does Landlord represent that any specific tenant or number of tenants shall occupy any space in the Project.

        2.4. Landlord reserves the right to use the roof and exterior walls of the Premises, and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project, in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises. No light, air or view easement is created by this Lease.

        2.5. Tenant hereby acknowledges that the Project is being, or may be, constructed or reconstructed in phases, and that by reason of construction or reconstruction activities there may be temporary incidents thereof such AS dust, dirt, barricades, detours, equipment or material in the Building or Common Areas. Tenant hereby agrees that so long as Landlord conducts such activities in a reasonable manner Landlord shall not be liable for any such incidents of construction or reconstruction.

        2.6. Except as specifically provided in the "Construction Provisions" describing the construction of leasehold improvements (if any), attached hereto as Exhibit C, Tenant shall lease the Premises on an "As Is" basis and Landlord shall have no obligation to improve, remodel, alter or otherwise modify the Premises for Tenant's occupancy thereof. Landlord shall commence the construction of the improvements under Exhibit C which are the obligation of Landlord thereunder promptly following the Commencement Date and shall thereafter diligently pursue the same to completion.

3. TERM

        3.1. COMMENCEMENT DATE. The term of this Lease shall be for the duration set forth in Section 1.3 hereof and shall commence on the date specified at
Section 1.3 as the Commencement Date (the "Commencement Date"). Following the Commencement Date, Landlord shall complete and deliver to Tenant an instrument substantially in the form set forth in Exhibit B attached hereto and Tenant shall promptly execute and deliver the same to Landlord. Failure of Tenant to execute Exhibit B within ten (10) days after written request from Landlord shall be a material default hereunder. This Lease shall be a binding contractual agreement effective upon the date of execution hereof by both Landlord and Tenant, notwithstanding the later commencement of the term of this Lease.

        3.2. SUBSTANTIAL COMPLETION. For purposes hereof, the phrase "substantial completion" means the completion (as determined, in the event of a dispute, by Landlord's architect or space planner in accordance with AIA standards) of the construction work to be performed by Landlord pursuant to the "Plans" (as defined in Exhibit C, "Construction Provisions", attached hereto), except for such items that constitute minor defects or adjustments (so-called "punch list" items). On or about the date when Landlord has substantially completed all work to be performed by Landlord in the Premises, Landlord and Tenant shall inspect the Premises and all punch list items shall be noted in writing on Landlord's punch list form. Damage to the Premises caused by Tenant or its agents or contractors shall not constitute punch list items. As soon thereafter as conditions permit, Landlord shall complete all such punch list items, provided Tenant is not then in default hereunder. Tenant shall allow Landlord access to the Premises so that said punch list items may be completed. Upon Landlord's completion of such punch list items, Landlord and Tenant shall reinspect the Premises with regard to all punch list items previously noted and shall indicate on Landlord's punch list form if such items have been satisfactorily completed. Tenant's failure to reinspect any such punch list items within fifteen (15) days after

Landlord Is written request to do so shall constitute an acceptance by Tenant of such items as being satisfactorily completed.

        3.3. INTENTIONALLY OMITTED.

        3.4. OCCUPANCY. Tenant acknowledges that, as of the date hereof, the Premises are occupied by another tenant or occupant. Therefore, Tenant agrees that if for any reason Landlord is unable to obtain possession of the Premises from the said tenant or occupant and to deliver the same to Tenant on or before April 1, 1998, this Lease shall not be void or voidable nor shall Landlord or its agents, employees or contractors be liable therefor, monetarily or otherwise, but the Commencement Date shall be the date Landlord delivers possession of the Premises to Tenant. If Landlord is unable to obtain possession of the Premises and deliver possession thereof to Tenant on or before October 1, 1998, either Landlord or Tenant may elect to terminate this Lease by written notice to the other, which notice must be given before Tenant receives notice from Landlord that Landlord has received possession of the Premises, whereupon this Lease shall terminate and the parties hereto shall be discharged from any and all further obligations or liability hereunder. Landlord shall use all reasonable and lawful efforts to obtain possession of the Premises on April 1, 1998. Landlord acknowledges that Tenant is presently a subtenant of such occupant and Tenant occupies all or a part of the Premises. Therefore, if Landlord pursues any action to dispossess the said occupant from the Premises by reason of the failure of the said occupant to redeliver possession of the Premises to Landlord, Landlord shall not seek during such action to dispossess Tenant from the Premises (if the same shall be permitted by the judge or agency having jurisdiction over such action, without jeopardizing Landlord's action to dispossess such occupant from the Premises).

        3.5. TENANT'S POSSESSION DURING CONSTRUCTION. It is understood and acknowledged by Landlord and Tenant that, as of the Commencement Date, Tenant shall be in possession of the Premises. It is further understood and acknowledged that the work of improvement to be undertaken by Landlord upon the Premises, as set forth in this Lease, shall be undertaken during Tenant's occupancy of the Premises; therefore (a) Tenant acknowledges, accepts and agrees that Tenant, its employees, invitees and others on the Premises may be disturbed or inconvenienced by such work and shall make no claim against Landlord therefor, nor shall Tenant be entitled to any abatement of rent or to any right of termination on such account, (b) Tenant shall not interfere with the progress or completion of such work and shall be responsible for any delays, costs or expenses incurred by Landlord due to any such interference, (c) Tenant shall hold Landlord harmless from and indemnify Landlord for any loss or damage to Tenant's furniture, equipment, fixtures, or merchandise and for injury to any persons arising out of the performance of such work in the Premises unless caused by the negligence of Landlord, its agents or contractors, (d) Tenant shall cooperate with Landlord in the scheduling and undertaking of such work and Tenant shall permit Landlord, its agents, contractors and employees access to the Premises for the purpose of undertaking such work and (e) Tenant shall, at its sale cost, move its trade fixtures, furniture and other personal property as may be required by Landlord or its contractor in connection with the performance of Landlord's Work.

4. RENT AND EXPENSE PAYMENTS

        4.1. GENERAL. The "Rent" or "Rental" hereunder is composed of "Basic Rent" as set forth in Section 1.4 hereof and adjustments thereto as hereinafter provided. The term "Expenses" hereunder means all costs, expenses, fees, charges or other amounts described in Article 6. Tenant agrees to pay to Landlord all Rent and Expenses required under this Lease, which shall be payable monthly to Landlord (unless expressly provided otherwise), without deduction or offset, in lawful money of the United States of America at the office maintained by Landlord in the Project or at such other place as Landlord may from time to time designate in writing. Notwithstanding any contrary provisions of this Lease, all Expenses, late payment fees, interest, "After-Hours Charges", parking fees payable under the "Parking License Agreement" attached hereto, and all other sums of money or charges required to be paid pursuant to this Lease shall be deemed "Additional Rent" for the Premises; and in any notice to pay rent or quit the Premises, Landlord may include and designate same as rent then past due and owing, if such is the case. Any Rent or Expenses increases which are called for hereunder, the payment of which is delayed or prevented by reason of any wage and price control law, rent control law, or other governmental rule, law or restriction, shall accrue and be payable together with interest thereon at the "Agreed Rate" (as defined in Section 39.13 hereof), at the end of the Lease term, or sooner if allowed. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of any of its rights to the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Any Rent payments or other sums received from Tenant or any other person shall be conclusively presumed to have been paid on Tenant's behalf, unless Landlord has been given prior written notice to the contrary by Tenant. Tenant agrees that the acceptance by Landlord of any such payment shall not constitute a consent by Landlord or a waiver of any of its rights under this Lease. In no event shall the foregoing be construed as requiring Landlord to accept any Rent or other sums from any person other than Tenant. If the term hereof begins or ends on a day other than the last day of a month, then the Rent and Expenses for such month shall be prorated based on a thirty (30) day month. All prorations of Rent or Expenses under this

Lease for fractional periods shall be based on a thirty (30) day month and a three hundred sixty (360) day year.

        4,2. BASIC RENT. Tenant shall pay the "Basic Rent" set forth in Section
1.4 hereof on the first day of each month in advance, beginning on the Commencement Date. Landlord may, but shall not be obligated to, send a bill or statement for Rent to Tenant each month, but Tenant shall be obligated to pay Rent on the first day of each month regardless of whether or not it receives a bill or statement.

        4.3. PREPAID RENT. Tenant shall pay prepaid Basic Rent concurrently with the execution of this Lease, as set forth in Section 1.7 hereof.

        4.4. CONSTRUCTION RENT. The amount of the Excess Construction Allowance, if any, which Tenant has elected to use pursuant to Section 3 of Exhibit C hereto shall be amortized by Landlord over the Initial Term (as hereinafter defined) from the Commencement Date, calculated on a monthly basis, with interest accruing on the unpaid principal at the rate of ten percent (10%) per annum, and the monthly sum so determined "Monthly Construction Rent") shall be due and payable in advance on the first day of each month during the term hereof. Landlord shall inform Tenant of the Monthly Construction Rent as soon as the sum has been calculated by Landlord. If Tenant is not so informed by Landlord until after the Commencement Date, then following Landlord's delivery of such notice to Tenant, the Monthly Construction Rent shall be adjusted retroactively to the Commencement Date and any accrued Monthly Construction Rent shall be immediately due and payable to Tenant. The Monthly Construction Rent shall be deemed, and shall be, Additional Rent hereunder.

5. INTENTIONALLY OMITTED

6. EXPENSES

        6.1. Tenant shall pay its share of "Expenses" on the first day of each month during the term hereof or otherwise as set forth in this Article 6. The monthly Expenses payable by Tenant hereunder consist of the amount by which Tenant's Share of Expenses exceeds Landlord's Base Year Costs (as such terms are hereinafter defined), calculated as follows: Total Expenses (estimated or actual) multiplied by Tenant's Share minus Landlord's Base Year Costs, divided by twelve (12) months.

        6.2. DEFINITIONS. As used in this Lease, the following terms have the meanings indicated:

            6.2.1. "Landlord's Base Year Costs" means the annualized dollar amount which results from multiplying the total actual Expenses incurred by Landlord during the Base Year by Tenant's Share Such amount constitutes the amount per year which Landlord agrees to pay towards Expenses allocable to the Premises, without reimbursement from Tenant. Landlord's Base Year Costs shall be adjusted to be equal to Landlord's reasonable estimate of Expenses assuming at least ninety-five percent (95%) of the total rentable area of the Building was occupied for the entire year, and assuming the Building was fully completed and fully assessed for property tax assessment, maintenance and repair purposes.

            6.2.2. The term "Expenses" means all expenses, costs and fees paid or incurred by Landlord during any calendar year during the term here of in connection with or attributable to the Building and Common Area (as described hereinafter), including any parking facilities therein, for:

                   6.2.2.1. Electricity, water, gas, sewer, and all other
            utility services to or for the Building or Common Area, including any utility taxes, fees, charges or other similar impositions paid or incurred by Landlord in connection therewith; and

                   6.2.2.2. Operation, maintenance (including reasonable
            reserves), security services, replacement for normal wear and tear, repair, restriping or resurfacing of paving, management (including costs of on-site offices and personnel and a reasonable home-off ice overhead allocation), insurance (including public liability and property damage, rent continuation, boiler and machinery and extended coverage insurance), and cleaning of the Building and Common Area and all furnishings, fixtures and equipment therein, but excluding the costs of special services rendered to tenants (including Tenant) for which a separate charge is made, costs of leasing and preparing space for new tenants in the Building, or costs borne solely by Tenant under the Lease. The term "Expenses" includes the annual amortization of costs (including financing at the then prevailing rate, if any) of any equipment, device or improvement required after the date of this Lease by governmental authority or incurred as a labor saving measure or to reduce operation or maintenance expenses with respect to the Building and Common Area where such costs are amortized over the useful life thereof, in accordance with generally accepted accounting principles, and which do not inure primarily to the benefit of any particular tenant; and

                   6.2.2.3, All real property taxes and personal property taxes, licenses, charges and assessments which are levied, assessed, imposed or collected by any governmental authority or improvement or assessment district during any calendar year with respect to the Building or Common Area and the land on which the same is located, and any improvements, fixtures, equipment and other property of Landlord, real or personal, located in the Project and used in connection with the operation or maintenance of the Building or Common Area (computed on a cash basis or as if paid in permitted installments regardless of whether actually so paid), as well as any tax which shall be levied or assessed in addition to or in lieu of such taxes (it being acknowledged that because of the passage of laws which limit increases in real property taxes, government agencies may impose fees, charges, assessments or other levies in connection with services previously furnished without charge or at a lesser charge and which were previously paid for in whole or in part, directly or indirectly by real property taxes), any gross excise tax or other similar tax, and any costs or expenses of contesting any such taxes, licenses, charges or assessments, but excluding any federal or state income or gift tax or any franchise, capital stock, estate or inheritance taxes.

            6.2.3. The term "Common Area" means that portion of the Project other than the Building and other buildings for lease to tenants which is from time to time designated and improved for nonexclusive, common use by more than one person. The general location of the Common Area is shown on Exhibit A-1 attached hereto and incorporated by reference. The Common Area includes parking facilities in the Project.

            Any cost or expense included in Expenses which is attributable to Common Area shall be prorated by Landlord to the Building based on the proportion which the total square footage of the Building bears to the total square footage of all buildings in the Project from time to time or by such other fair and reasonable method of allocation based on use or benefit as Landlord may determine, except that, with regard to taxes, Landlord may use such allocation of taxes among the various parcels in the Project as may have been used by the taxing authority.

            6.2.4. The term "Base Year" means the calendar year specified at
        Section 1.5.

            6.2.5. The term "Subsequent Year" means the first full calendar year following the Base Year and each calendar year, or part thereof, thereafter occurring during the term of this Lease.

            6.2.6. "Tenant's Share" is hereby agreed by Landlord and Tenant to be the percentage set forth in Section 1.5 hereof.

            6.2.7. Notwithstanding anything to the contrary contained herein, for purposes of this Lease the following shall be excluded from
        Expenses:

                   6.2.7.1. Any costs due to the failure by Landlord to comply with any laws in effect prior to the date of this Lease.

                   6.2.7.2. Costs to correct any defect in the construction of the Project.

                   6.2.7.3. Penalties and fines not occasioned by the acts or omissions of


                   Tenant. 6.2.7.4. Any costs attributable to the negligence or willful misconduct of Landlord, its agents, employees or contractors (however, nothing herein shall excuse Tenant from the payment of its share of insurance premiums or deductibles).

                   6.2.7.5. Leasing expenses (including brokers' commissions and attorneys' fees) and tenant improvement costs.

                   6.2.7.6. Debt service and financing costs, other than the
            interest factor applied to amortized capital expenses as permitted by Section 6.2.2.2.

                   6.2.7.7. Costs incurred to investigate or remediate hazardous substances not released or disposed of at the Project by Tenant or its agents.

                   6.2.7.8. Costs occasioned by a casualty under Article 18
            hereof (other than insurance premiums and deductibles).

                   6.2.7.9. Costs for which Landlord has a right of
            reimbursement from third parties (other than any such party's share of Expenses) or Tenant, or which Tenant pays directly to a third party.

                   6.2.7.10, Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis.

                   6.2.7.11. Any allocation for home-office overhead.

                   6.2.7.1 2. Wages, salaries and compensation for any employee not devoting his or her services to the Project full-time except for a pro rata share of such costs based upon time spent on the Project and time spent on other projects.

                   6.2.7.1 3. Repairs to or replacements of any structural
            portion of the Project, foundations, exterior and load-bearing walls and structural roof, except for the roof membrane (however this shall not excuse Tenant from bearing any costs associated with any structural elements installed due to Tenant's use of the Premises for any purpose other than general office use or for any floor-load requirements for the Premises regardless of use).

                   6.2.7.14. Costs for utilities and services not available to
            Tenant.

        6.3. PAYMENT OF ESTIMATED EXPENSES. Tenant shall pay estimated Expenses to Landlord as- follows:

            6.3.1. Landlord shall submit to Tenant, on or before March 31 of the first Subsequent Year or as soon thereafter as Landlord has sufficient data, a reasonably detailed statement showing the Expenses for the Base Year.

            6.3.2. For each Subsequent Year, Landlord shall submit to Tenant, prior to January 1 of such Subsequent Year or as soon thereafter as practicable, a reasonably detailed statement showing the estimated Expenses for such Subsequent Year. The determination of estimated Expenses hereunder shall be made by Landlord based upon Landlord's experience with actual costs and projections. Tenant shall pay monthly to Landlord an amount equal to the excess of (a) the sum of the total annual estimated Expenses multiplied by Tenant's Share minus (b) Landlord's Base Year Costs, over (c) twelve (12) months. If Landlord does not submit said statement to Tenant prior to January 1 of any such Subsequent Year, Tenant shall continue to pay its share of estimated Expenses at the then existing rate until such statement is submitted, and, thereafter, at the monthly Rent payment date next following the submittal of such statement, shall pay its share of estimated Expenses based on the rate set forth in such statement together with any amounts based on such rate which may have theretofore accrued from January 1 of such Subsequent Year. Landlord may revise such estimated Expenses at the end of any calendar quarter, and Tenant shall pay Tenant's Share of such revised estimated Expenses after notice thereof as herein provided.

        6.4. PAYMENT OF ACTUAL EXPENSES. Actual Expenses shall be reconciled against payments of estimated Expenses as follows:

            6.4.1. On or before March 31 of the second Subsequent Year and each Subsequent Year thereafter, or as soon thereafter as Landlord has sufficient data, Landlord shall submit to Tenant a reasonably detailed statement showing the actual Expenses paid or incurred by Landlord during the previous calendar year. If Tenant's Share of such actual Expenses is less than the amount of estimated Expense's for such previous year theretofore paid by Tenant, then Landlord shall credit the amount of such difference against estimated and/or actual Expenses which may thereafter be due from Tenant; provided, however, that in no event shall Tenant receive a credit as provided herein for any amount calculated to be less than Landlord's Base Year Costs. If Tenant's Share of such actual Expenses is more than the amount of the estimated Expenses for such previous year theretofore paid by Tenant, then Tenant shall, at the monthly Rent payment date next following the submittal of such statement to Tenant, pay to Landlord the full amount of such difference.

            6.4.2. The reconciliation of the Expenses paid by Tenant for the calendar year in which this Lease terminates shall be made upon Landlord's submittal to Tenant of the statement of actual Expenses for such calendar year. The estimated and actual Expenses for such calendar year shall be prorated based on the actual number of days in such calendar year that this Lease was in effect, based on a 360 day year, and shall be compared. If pursuant to such comparison it is determined that there has been an underpayment or an overpayment by Tenant for such calendar year, Landlord shall refund the overpayment to Tenant, or Tenant shall pay the amount calculated as owing to Landlord, as the case may be, within thirty (30) days after the submittal of the statement by Landlord. This provision shall survive the expiration or termination of the Lease. If Landlord deems it advisable, Landlord may submit partial year statements pursuant to this

        Section 6.4.2 in order to cause an earlier reconciliation of Expenses for the calendar year in which this Lease terminates.

            6.4.3. TENANT"S RIGHT OF AUDIT. If Tenant should in good faith dispute the amount of Tenant's Share of Expenses as contained in such statement ("Disputed Statement"), Tenant shall have the right to audit Landlord's records with respect thereto in accordance with the provision of this Section 6.4.3:

                   6.4.3.1. Tenant shall give Landlord no less than thirty (30)
            days' prior written notice of such dispute and of Tenant's intent to audit ("Audit Notice"), which Audit Notice must be given to Landlord within one hundred twenty (120) days following the date of Tenant's receipt of the Disputed Statement. However, in no event shall Tenant conduct an audit more than once in any calendar year.

                   6.4.3.2. The records relating to the Disputed Statement shall be audited by an independent certified public accountant, who shall not, however, be retained or compensated on a contingency fee basis. The audit shall be conducted at the office where such records aire maintained during regular business hours. The auditor shall deliver a certified copy of the audit to Landlord concurrently with the delivery of such audit to Tenant. No records or copies of records in any form may be removed from the office where such records are maintained.

                   6.4.3.3. If such audit reveals that Landlord has overcharged or undercharged Tenant, such audit shall be subject to the reasonable review of, and acceptance by, Landlord, and the results of such reasonable review by Landlord shall be binding upon the parties.

                   6.4.3.4. If, as a result of these audit provisions, it is
            determined that Tenant was overcharged in the Disputed Statement, then Landlord shall reimburse Tenant within thirty (30) days after the later to occur of (a) Landlord's receipt of Tenant's written demand therefor or (b) Landlord's receipt of the certified auditor's report, uncontested by Landlord. If, as a result of these audit provisions, it is determined that Tenant was undercharged in the Disputed Statement, then notwithstanding any contrary provision contained in this Article 6, Tenant shall pay to Landlord the difference within thirty (30) days after written demand therefor from Landlord.

                   6.4.3.5. Tenant shall pay the costs and expenses for such
            audit; however, if, as a final result of these audit procedures it is determined that (a) the difference in Expenses is in excess of five percent (5%) and (b) Tenant was overcharged in the Disputed Statement, then Landlord shall reimburse Tenant for the reasonable, usual and customary costs for such audit (exclusive, however, of travel and lodging costs and attorneys' fees), within thirty (30) days after Landlord has received from Tenant an itemized paid invoice from such auditor.

                   6.4.3.6. Tenant shall not be permitted to conduct an audit at any time Tenant is in default of this Lease.

        6.5. OTHER EXPENSE PROVISIONS.

            6.5.1. Notwithstanding any provision of this Article 6 to the contrary, if at any time during the term of this Lease any tenant, pursuant to an express provision in its lease and with Landlord's approval, contracts for certain Building or Common Area services to be provided directly to it and at its expense, which services would normally be furnished by Landlord (eg., janitorial, maintenance, utilities, etc.), then Landlord may make an appropriate adjustment in calculating Tenant's Share of Expenses to the end that the cost of the remaining services provided by Landlord are shared proportionately by all tenants receiving such services.

            6.5.2. In determining the amount of Expenses hereunder, the Expenses shall be adjusted to be equal to Landlord's reasonable estimate of Expenses assuming at least ninety-five percent (95%) of the total rentable area of the Building was occupied for the entire year, and assuming the Building was fully completed and fully assessed for property tax assesment, maintenance and repair purposes.

            6.5.3. The computation of Expenses pursuant to this Article 6 is intended to constitute a formula for an agreed sharing of costs by tenants, and may or may not constitute an exact reimbursement to Landlord for costs paid by Landlord, and for Landlord's administration.

            6.5.4. Any delay or failure of Landlord in computing or billing for Expenses shall not constitute a waiver of, or in any way impair, the obligation of Tenant to pay Expenses hereunder.

        However, Tenant shall not be charged interest on unpaid Expenses which have accrued during such time that Landlord has failed to submit a statement for such Expenses.

7.      TAXES PAYABLE SOLELY BY TENANT

        7.1. In addition to the Rental and Expenses to be paid by Tenant, Tenant shall pay before delinquency and without notice or demand by Landlord any and all taxes levied or assessed on and which become payable by Tenant during the term of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i)) the gross or net Rent payable under this Lease, including, without limitation, any gross receipts tax or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the Rental hereunder, (ii) the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises; (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iv) the value of any improvements, alterations or, additions made in or to the Premises by or on behalf of Tenant, except for those improvements (if any) installed as part of Landlord's Work (as hereinafter defined) or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Real property taxes on improvements which are installed as part of Landlord's Work shall be deemed to be included in the taxes described in Section 6.2.2.3 above, as to which Tenant shall pay Tenant's Share. If it is not lawful for Tenant to reimburse Landlord for any such taxes paid or incurred by Landlord, the Rent shall be revised so as to net Landlord the same net Rent after imposition of such taxes as would have been payable prior to the imposition of such taxes.

        8. LATE PAYMENTS

        8.1. If Tenant fails to pay to Landlord when due any Rent, Expenses or other sums owing to Landlord pursuant to the terms of this Lease, said late payment shall bear interest at the Agreed Rate as herein provided and, in addition:

            8.1.1. For each such late payment that is not paid within five (5) business days after Tenant has received (or refused to receive) written demand therefor from Landlord that such amount is due, Tenant shall pay to Landlord a service charge equal to ten percent (10%) of the overdue amount; provided, however, that Tenant shall be entitled to only one (1) such notice in any calendar year and thereafter such service charge shall be due Landlord from Tenant if such payment is not made within five (5) business days after the date the same was due without benefit of notice. Tenant acknowledges and agrees that such late payment by Tenant will cause Landlord to incur costs and expenses not contemplated by this Lease, the exact amounts of which will be extremely difficult to ascertain, and that such service charge represents a fair estimate of the costs and expenses which Landlord would incur by reason of Tenant's late payment. Tenant further agrees that such service charge shall neither constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any other right or remedy available to Landlord; and

            8.1.2. Following any three (3) consecutive late payments of Rent, Landlord may, upon notice to Tenant, require that, beginning with the first payment of Rent due following the date the third (3rd) late payment was due, Rent shall no longer be paid in monthly installments but shall be payable three (3) months in advance and, in addition or in the alternative at Landlord's election.

9. SECURITY DEPOSIT

        9.1. Upon Tenant's execution of this Lease, Tenant shall deposit with Landlord a "Security Deposit" in the amount set forth in Section 1.8 hereof either in cash by negotiable cheque or by a Letter of Credit pursuant to Section
9.2 following, which shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease, it being expressly understood and agreed that the deposit is neither an advance Rent deposit nor a measure of Landlord's damages in case of Tenant's default. If at any time during the term of this Lease or any extended term thereof Tenant's Basic Rent is increased pursuant to Article 5 or otherwise, the Security Deposit shall be increased in the same proportion and Tenant shall deposit cash with Landlord in an amount sufficient to increase the Security Deposit to the appropriate amount. The Security Deposit may be retained, used or applied by Landlord to remedy any default by Tenant, to repair damage caused by Tenant to any part of the Project, and to clean the Premises upon expiration or earlier termination of the Lease, as well as to reimburse Landlord for any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount required hereunder, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and

Tenant shall not be entitled to interest on such deposit. Tenant may not elect to use any portion of said Security Deposit as a Rental payment although Landlord may elect to do so in the event Tenant is in default hereunder or is insolvent. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then (a) on the later of the end of the twelfth
(12th) month of the Lease term or thirty (30) days after Tenant's written request therefor, the amount of the Security Deposit shall be decreased to $120,000.00 and, if Tenant has deposited cash with Landlord, Landlord shall pay to Tenant the sum of $60,000.00 from the Security Deposit, and (b) on the later of the end of the twenty-fourth (24th) month of the Lease term or thirty (30) days after Tenant's written request therefor, the amount of the Security Deposit shall be decreased to $60,000.00 and if Tenant has deposited cash with Landlord, Landlord shall pay to Tenant the sum of $60,000.00 from the Security Deposit, and (c) the balance of the Security Deposit then remaining shall be returned to Tenant at Tenant's last known address (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the Lease term has ended and the Premises have been vacated by Tenant in the manner required by this Lease.

        9.2. Notwithstanding anything to the contrary contained in this Article 9, Tenant may provide Landlord with an irrevocable and unconditional letter of credit in favor of Landlord and in an amount of $1 80,000.00 ("Letter of Credit") in fulfillment of its obligation to provide cash for the full amount of the Security Deposit; provided, however, that (a) Tenant agrees to renew or arrange for the renewal of the Letter of Credit at least thirty (30) days prior to the expiration date thereof and on a continuing basis throughout the Lease Term without lapse; (b) the form, issuing bank and other matters relating to the Letter of Credit are satisfactory to Landlord in Landlord's reasonable discretion; (c) the issuing bank is located in the Los Angeles metropolitan area or, in the alternative, will permit Landlord to draw on the Letter of Credit in the Los Angeles metropolitan area; and (d) all costs and fees relating to the Letter of Credit, of whatever nature (including, without limitation, issuance, renewal and drawing upon the Letter of Credit), shall be at the sole cost and expense of Tenant. In addition to its other rights under this Article 9, at law and in equity, Landlord shall be entitled to draw down on the Letter of Credit if a then current replacement Letter of Credit is not provided within the time period set forth above or, if Landlord is unable to draw down on the Letter of Credit, Tenant shall deposit in cash with Landlord, upon demand, the full amount of the Security Deposit required hereunder. Landlord shall draw down on the Letter of Credit, as permitted pursuant hereto, by a letter bearing the signature of an officer of the Landlord (or an agent or employee of Landlord who may so execute such a letter in accordance with the By-Laws or a Resolution of the Board of Directors or similar body authorizing such agent or employee to so execute on behalf of Landlord) and stating that such money is due Landlord under the provisions of this Lease, including, without limitation, Landlord having not timely received a required replacement Letter of Credit. When the Security Deposit is decreased pursuant to subparagraphs (a) and (b) of Section 9.1 preceding and if the Security Deposit is then in the form of a Letter of Credit, Landlord shall have no obligation to surrender the Letter of Credit to Tenant until Landlord has first received from Tenant a replacement Letter of Credit in the amount required and in compliance with the provisions of this Section 9.2 and the requirements of subparagraphs (a) and (b) of Section 9.1. The right of Tenant to provide Landlord a Letter of Credit in lieu of cash as provided herein is personal to Tenant named at Article 1 hereof and in the event Tenant assigns, mortgages, pledges, hypothecates or encumbers this Lease or its interest in the Premises or sublets ail of the Premises, Landlord may by written notice to Tenant or Tenant's successor-in-interest require Tenant or Tenant's successor-in interest to deposit cash for a Security Deposit.

        9.3. The Security Deposit may be in the form of another negotiable instrument, and upon such terms and conditions, as are acceptable to Landlord in Landlord's sole and absolute discretion and to which Landlord has expressly consented in writing.

10. TENANT IMPROVEMENTS

        10. 1. APPLICABILITY. The provisions of the "Construction Provisions" attached as Exhibit C hereto shall govern with regard to work to be completed at Landlord's expense ("Landlord's Work"), if any, and work to be completed at Tenant's expense ("Tenant's Work"), if any. Landlord has no obligation and has made no promise to alter, remodel, decorate, paint or otherwise improve the Premises, or any part thereof except as specifically set forth in the Construction Provisions. To the extent Landlord is required to perform Landlord's Work or Tenant's Work pursuant to the Construction Provisions, Landlord shall use reasonable diligence to complete such work in a timely manner.

        10.2. EFFECT ON COMMENCEMENT DATE. No delay in undertaking or completing construction shall affect or delay the Commencement Date or Tenant's obligation to pay Rent or Expenses hereunder.

        10.3. INTENTIONALLY OMITTED.

11. USE

        11.1 . The Premises shall be used and occupied by Tenant for general office purposes and for no other purpose without the prior written consent of Landlord, which Landlord may withhold in its sole discretion. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project, with respect to the suitability thereof for the conduct of Tenant's business. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect or cause a cancellation of any fire or other insurance covering the Building, Common Area, or the Premises or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by a standard form policy of insurance. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for any such insurance by reason of Tenant's failure to comply with the provisions of this Article 1 1. Tenant agrees that it will use the Premises in such manner as not to interfere with the rights of other tenants of the Building or Common Area . Tenant shall neither use nor allow the Premises, Building or Common Area to be used for any unlawful or objectionable purpose, nor cause, maintain or permit any nuisance or waste in, on or about any portion of the Project. Tenant will not place a load upon any floor exceeding the floor load which such floor was designed to carry, and Landlord reserves the right to prescribe the location of any safe or other heavy equipment in the Premises. Tenant shall not use or allow anything to be done in or about the Premises or the Project which will in any way conflict with any law, ordinance or governmental regulation or requirement of any board of fire underwriters or any duly constituted public authority now in force or hereafter enacted or promulgated affecting the use or occupancy of the Premises, and shall promptly comply with all such laws or requirements at its sole cost and expense. The judgment of any court of competent jurisdiction or any admission by Tenant that Tenant has violated any such law, statute, ordinance, rule, regulation or requirement shall be conclusive of such fact as between Landlord and Tenant; however, Tenant shall not be obligated to make any capital expenditure in complying with such laws or requirements which were in effect prior to the date of this Lease unless compliance is necessitated due to Tenant's unique or particular use of the Premises (other than for general office use), or due to any alterations, improvements or additions performed by Tenant or Tenant's contractors in or to the Premises, or due to the placement of anything within the Premises affecting the floor load. Further, Tenant shall have no obligation to pay the cost of investigating, monitoring, remediation or other, similar costs, or for damages resulting from, the release or disposal of hazardous materials or substances in or about the Premises by anyone other than Tenant, its agents, contractors, employees or business invitees.

12. SERVICE AND UTILITIES

        12.1. LANDLORD'S OBLIGATIONS. Provided Tenant is not in default there under, Landlord shall as a part of Expenses make available to the Premises during the Building's normal business hours as set forth in Rule 17 of the Rules and Regulations described in Article 36 hereof, such amounts of air conditioning, heating and ventilation as may be required in Landlord's reasonable judgment for the comfortable use of the Premises, as well as elevator service, reasonable amounts of electric current for normal lighting by Building Standard overhead fixtures, and water for lavatory and drinking purposes. "Building Standard" fixtures and equipment are as described in Schedule A to Exhibit C attached hereto or, in absence thereof, as installed in the typical common corridor. Landlord shall as a part of Expenses replace Building Standard light bulbs, tubes and ballasts which need replacing due to normal use.
Landlord shall also as a part of Expenses maintain and keep lighted the common stairs, entries and toilet rooms in the Building and shall provide trash removal, janitorial service and window washing customary for similar buildings in the same geographical area. Except to the extent caused by Landlord's negligence, Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, nor shall the Rent be abated or shall there be deemed a constructive or other eviction of Tenant by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish, or delay in furnishing, any such utilities or services when such failure or delay is caused by acts of God, acts of government, labor disturbances of any kind, or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or any part of the Project, or (iii) governmental limitation, curtailment, rationing or restriction on use of water, electricity or any other service or utility whatsoever serving the Premises, Building or Common Area. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. The failure of Landlord to provide such services if consistent with the foregoing shall not constitute a constructive or other eviction of Tenant.

        1.2.2. AFTER-HOURS CHARGES. During non-business hours Landlord shall as a part of Expenses keep the public areas of the Building lighted and shall provide elevator service with at least one (1) elevator, but shall not be obligated to furnish ventilation, lighting or air conditioning to the Premises. If Tenant requires ventilation, lighting and/or air conditioning during non-business hours Tenant shall give Landlord at least twenty-four (24) hours prior notice of such requirement or shall follow such other procedure for activating the building energy management system as Landlord may advise Tenant, and Tenant shall pay Landlord the 'After-Hours Charges' for such extra service at the rate set forth in

Section 1.6 hereof. Such rates are subject to increase from time to time based on increases in Landlord's costs associated with providing such extra services. All payment required for After-Hours Charges shall be deemed to be Additional Rent and Landlord shall have the same remedies for a default in payment thereof as for a default in payment of Rent.

        12.3. TENANT'S OBLIGATIONS. Tenant shall pay, prior to delinquency, for all telephone charges and all other materials and services not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease Tenant shall also pay, as Additional Rent, all charges and fees required to be paid by Tenant by the Rules and Regulations described in Article 36 of this Lease.

        12.4. EXCESS UTILITY USAGE. Tenant will not without the prior written consent of Landlord use any apparatus or device in the Premises, including (without limitation) electronic data processing machines, punch card machines, and telephone switch gear, which will materially increase the amount of cooling or ventilation or electricity or water usually furnished or supplied for use of the Premises as general office space; nor shall Tenant connect with electric current (except through existing electrical outlets in the Premises) or water pipes, any apparatus or device for the purpose of using electrical current or water, except as may be provided in the Construction Provisions. If Tenant uses electricity at a rate in excess of 6 kilowatt/hours per usable square foot of the Premises per year, the cost to Landlord of any such excess use of utility service by Tenant shall be paid by Tenant based on Landlord's reasonable estimates and costs. If Tenant requires or uses ventilation, cooling, water or electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space, Landlord may cause a special meter or other measuring device to be installed in or about the Premises to measure the amount of water, electric current or other resource consumed by Tenant. The cost of any such meter, and of the installation, maintenance and repair thereof, shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand for all such water, electric current or other resource consumed, as shown by said meter, at the rates charged by the local public utility or other supplier furnishing the same, plus any additional expense incurred by Landlord in keeping account of the foregoing and administering same If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the heating, ventilation or air conditioning system, or generate substantially more heat in the Premises than would be generated by Building Standard lights or usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord deems necessary to restore the temperature balance in any affected part of the Building, including but not limited to modifications to the Building Standard air conditioning equipment, and the cost thereof including the cost of installation and any additional cost of operation and maintenance occasioned thereby shall be paid by Tenant to Landlord upon demand. Any sums payable under this Section 1 2.4 shall be considered Additional Rent, and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of Rent.

13. ENTRY BY LANDLORD

        13.1. Landlord and its authorized representatives shall have the right, upon 24-hours prior written or oral notice (except in an emergency, when no notice shall be required) to enter the Premises at all reasonable times during normal business hours and at any time in case of an emergency (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, if Landlord has reasonable belief or evidence that Tenant is not so maintaining the Premises pursuant to the terms of this Lease (ii) to maintain or to make any repair or restoration to the Building that Landlord has the right or obligation to perform, (iii) to install any meters or other equipment which Landlord may have the right to install, (iv) to serve, post, or keep posted any notices required or allowed under the provisions of this Lease, (v) to post "for sale" signs at any time during the term, and to post "for rent" or "for lease" signs during the last three (3) months of the term or during any period while Tenant is in default, (vi) to show the Premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, (vii) to shore the foundations, footings, and walls of the Building and to erect scaffolding and protective barricades around and about the Building or the Premises, but not so as to prevent entry into the Premises, and (viii) to do any other act or thing necessary for the safety or preservation of the Premises or the Building. Landlord shall have the right at all times to have and retain a key with which to unlock all doors in, upon and about the Premises excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to gain entry in an emergency, and any entry to the Premises to be a forcible obtained by Landlord in accordance with the foregoing shall not be construed or deemed or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business and any loss of occupancy or quiet enjoyment of the Premises by reason of Landlord's exercise of its rights of entry in accordance with this Article 1 3, and Tenant shall not be entitled to an abatement or reduction of Rent or Expenses in connection therewith.

14.             MAINTENANCE AND REPAIR

        14.1. LANDLORD'S OBLIGATIONS. Landlord shall as part of Expenses maintain or cause to be maintained in good order, condition and repair the structural and common portions of the Building and all Common Areas in the Project (except to the extent of damage caused by Tenant which shall be repaired by Landlord at Tenant's expense). Landlord shall not be liable, and neither Rent nor Expenses shall be abated, for any failure by Landlord to maintain and repair areas which are being used in connection with construction or reconstruction of improvements, or for any failure to make any repairs or perform any maintenance, unless such failure shall persist for an unreasonable time after written notice of the need thereof is given to Landlord by Tenant. To the extent the provisions of this Article 14 are in conflict with any statute now or hereafter in effect which would afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease, the provisions of this Article 14 shall govern.

        14.2. TENANT'S OBLIGATIONS.

            14.2.1.Tenant shall, at its sole cost and expense, except for janitorial services furnished by Landlord pursuant to Article 12 hereof, maintain the Premises including all improvements therein in good order, condition and repair.

            14.2.2. In connection with Tenant surrendering possession of the Premises at the end of the Lease term, Tenant agrees to repair any damage caused by or in connection with the removal of any article of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense Tenant shall indemnify, defend and hold Landlord harmless against any loss, liability, cost or expense (including reasonable attorney's fees) resulting from delay by Tenant in so surrendering the Premises. Tenant's obligation hereunder shall survive the expiration or termination of this Lease.

            14.2.3. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If within thirty
        (30) days thereafter Tenant fails to complete such work (or, if such work cannot be reasonably completed within thirty [30] days, Tenant fails to promptly commence such work within such thirty-day period and diligently prosecute the same to completion), then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord (together with a charge for Landlord's administration and overhead equal to five percent (5%) thereof) shall be paid by Tenant promptly after demand, with interest at the Agreed Rate from the date of such work. Landlord shall have no liability to Tenant for any inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

        14.3. COMPLIANCE WITH LAW. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

15. ALTERATIONS AND ADDITIONS

        15.1. Tenant shall make no alterations, additions or improvements (a) to the Premises or (b) to the Building or any portion of the Common Area or the electrical, mechanical, plumbing or other systems in the Building, without obtaining the prior written consent of Landlord in each instance. Such consent may be granted or withheld at Landlord's sole discretion; however, Landlord shall not unreasonably withhold its consent to any alterations, additions, or improvements to the interior of the Premises, provided the same does not (A) affect the exterior appearance of the Premises, the Building or the Project, or
(b) affect any structural portion of the Premises, the Building or the Project, or (c) affect any electrical, mechanical, plumbing or other systems of the Building, or (d) diminish the value of the Premises, and further provided Tenant complies with the provisions this Section 15.1. Tenant shall be permitted to select a contractor and subcontractors from Landlord's list of approved contractors and subcontractors, or such other contractors and subcontractors as Landlord shall approve in writing in advance of the commencement of such work; provided, however, Landlord's designated contractors and subcontractors shall be used for any work involving the mechanical, electrical, plumbing, heating, ventilating and air conditioning systems and other Building systems and the roof. Tenant may elect to have Landlord undertake such work of alterations and additions and, provided Landlord agrees to undertake such work (which may be granted or withheld in Landlord's sole discretion), then Tenant shall reimburse Landlord for the cost thereof (together with a charge for Landlord's administration and management thereof equal to five percent (5%) of the cost incurred) within thirty (30) days after an invoice therefor is submitted to Tenant. Landlord may impose as a condition to such consent such requirements as Landlord may deem necessary in its sole discretion, including without limitation the requirement that Landlord be furnished with working drawings before work commences and that a bond be furnished, and requirements relating to the manner in which the work is done, the contractor by


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
whom it is performed, and the times during which it is accomplished. Prior to the expiration or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove any and all such alterations, improvements and additions to the Premises; however, if Tenant requests in writing to Landlord prior to the construction or installation of such additions or alterations that Landlord stipulate that Tenant shall not be required to remove any or all of such improvements upon the expiration or earlier termination of this Lease and Landlord agrees thereto in writing to Tenant, then Tenant shall not be obligated to so remove such improvements or additions. and restore the Premises to the condition in which they were delivered to Tenant, reasonable wear and tear excepted. Any damage done to the Premises in connection with any such removal shall be repaired at Tenant's sole cost and expense. Landlord may, in connection with any such removal or restoration which reasonably might involve damaging the Premises, require that such removal be performed by a bonded contractor or other person for which a bond satisfactory to Landlord has been furnished covering the cost of repairing the anticipated damage. Unless so removed, all such alterations, additions or improvements shall at the expiration or earlier termination of the Lease become the property of Landlord and remain upon the Premises. All such improvements, alterations, additions and restoration must be done in a good and workmanlike manner and diligently prosecuted to completion so that the Premises shall at all times be a complete unit except during the period of work. Such improvements, alterations, additions and restoration shall only be constructed by a contractor which is bondable and which shall use union employees only, except that such contractor may use non-union employees only if prior to the commencement of any work, Tenant obtains Landlord's written consent which Landlord may withhold unless it is adequately protected against any and all loss or damage that may result from labor problems or any work stoppage or interruption arising from the use of such non-union employees. Tenant shall deliver to Landlord upon commencement of such work a copy of the building permit with respect thereto. Upon completion of such work, Tenant shall file for record in the office of the County Recorder where the Project is located a Notice of Completion, as required or permitted by law. All such work shall be performed and done strictly in accordance with the laws and ordinances relating thereto and shall be performed so as not to obstruct the access to the premises of any other tenant in the Building or Project. Tenant agrees to carry insurance as required by Article 17 covering any improvements, alterations or additions to the Premises made by Tenant under the provisions of this Article 15, it being expressly agreed that none of such improvements, additions or alterations shall be insured by Landlord under the insurance Landlord may carry upon the Building, nor shall Landlord be required under any provision for reconstruction to reinstall any such improvements, additions or alterations. In addition, it is expressly agreed that if any tax is imposed, or the amount of taxes on the Building or the Project is increased, by reason of any such improvements, alterations or additions, Tenant shall be solely responsible therefor under
Article 7.

16. INDEMNITY

        16.1. INDEMNIFICATION BY TENANT. Tenant shall indemnify, defend and hold Landlord, its agents and employees, harmless from and against any and all claims, liability, loss, cost or expense (including reasonable attorneys' fees) arising out of or in connection with (i) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof or the Building or Common Area, if such injury or damage is caused in part or in whole by any act or omission by Tenant, its agents, contractors, employees or business invitees or (ii) any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease. If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause except Landlord's negligence or wrongful acts, and Tenant hereby waives all claims with respect thereto against Landlord. The foregoing provisions shall survive the termination of this Lease

        16.2. EXEMPTION OF LANDLORD FROM LIABILITY. If the Premises, the Building, or the Common Area, or any part thereof, is damaged by fire or other cause against which Tenant is required to carry insurance pursuant to this Lease, Landlord shall not be liable to Tenant for any loss, cost or expense arising out of or in connection with such damage. Tenant hereby releases Landlord, its directors, officers, shareholders, partners, employees, agents and representatives, from any liability, claim or action arising out of or in connection with such damage. Furthermore, Tenant shall, pursuant to Article 17, maintain insurance against loss, injury, or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its agents, contractors, employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water, or rain, which may leak or flow from or into any part of the Premises or the Building, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether such damage or injury results from conditions arising within the Premises or other portions of the Building, or from other sources, and Landlord shall not be liable therefor, unless caused by Landlord's negligence or wrongful act, and in that event only to the extent not covered by the insurance which Tenant is required to carry pursuant to this Lease. Landlord shall not be liable to Tenant for any damages arising out of or in connection with any act or omission of any other tenant in the Project or for losses due to theft or burglary or other wrongful acts of third parties. Nothing contained in this
Section 16.2 shall relieve Landlord from liability for its negligent or wrongful acts, except (a) in no event shall Landlord be liable for consequential damages, and (b) the foregoing shall be subject to the release and waiver contained at
Section 17.7.

17. INSURANCE

        17.1. GENERAL. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and the holder of any deed of trust or mortgage secured by any portion of the Premises (hereinafter referred to as a "Mortgagee"). All policies of insurance provided for herein shall be issued by insurance companies with general policyholder's rating of not less than A and a financial rating of not less than Class VIII as rated in the most current available "Best Insurance Reports". Each policy shall name Landlord and at Landlord's request any Mortgagee and the property manager of Landlord as an additional insured, as their respective interests may appear. Tenant shall deliver certificates of such insurance to Landlord, evidencing the existence and amounts of such insurance, at least ten
(10) days prior to Tenant's occupancy in the Premises. Failure to make such delivery shall constitute a material default by Tenant under this Lease. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse in the amounts of insurance. All general liability, property damage and other casualty insurance policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least five (5) days prior to the expiration thereof. Tenant agrees that if Tenant does not procure and maintain such insurance, Landlord may (but shall not be required to) obtain such insurance on Tenant's behalf and charge Tenant the premiums therefor together with a fifteen percent (115%) handling charge, payable upon demand. Tenant may carry such insurance under a blanket policy provided such blanket policy expressly affords the coverage required by this Lease and contains a per location aggregate endorsement and evidence thereof is furnished to Landlord as required above.

        17.2. CASUALTY INSURANCE. At all times during the term hereof, Tenant shall maintain in effect policies of casualty insurance covering (i) all improvements in, on or to the Premises (including any Building Standard furnishings, and any alterations, additions or improvements as may be made by Tenant), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises. Such policies shall include coverage in an amount not less than one hundred percent (100%) of the actual replacement cost thereof from time to time during the term of this Lease. Such policies shall provide protection against any peril included within the classification "Fire and Extended Coverage", against vandalism and malicious mischief, theft, sprinkler leakage and earthquake sprinkler leakage (however, Tenant shall be obligated to obtain such earthquake sprinkler leakage insurance if and only so long as the premiums therefor are available at commercially reasonable rates) (and including cost of demolition and debris removal). Replacement cost for purposes hereof shall be determined by an accredited appraiser selected by Landlord or otherwise by mutual agreement. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth in Article 18, the proceeds under (i) above shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

        17.3. LIABILITY INSURANCE. Tenant shall at all times during the term hereof obtain and continue in force bodily injury liability and property damage liability insurance adequate to protect Landlord against liability for injury to or death of any person in connection with the activities of Tenant in, on or about the Premises or with the use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than Two Million Dollars ($2,000,000) for injuries to persons in one (1) accident, not less than One Million Dollars ($1,000,000) for injury to any one (1) person and not less than Five Hundred Thousand Dollars ($500,000) with respect to damage to property. The limits of such insurance do not necessarily limit the liability of Tenant hereunder. All general liability and property damage policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its partners, agents and employees by reason of the negligence of Tenant.

        17.4. WORKERS' COMPENSATION INSURANCE. Tenant shall, at all times during the term hereof, maintain in effect workers' compensation insurance as required by applicable statutes.

        17.5. ADJUSTMENT. Every three (3) years during the term of this Lease, or whenever Tenant materially improves or alters the Premises, whichever is earlier, Landlord and Tenant shall mutually agree to increases in Tenant's insurance policy limits for the insurance to be carried by Tenant as set forth in this Article 17. If Landlord and Tenant cannot mutually agree upon the amounts of said increases within thirty (30) days after notice from Landlord, then the insurance policy limits set forth in this Article 17 shall be adjusted upward by an accredited insurance appraiser approved by Landlord to reflect increased replacement costs and increased limits of liability then prevailing generally in the local real estate industry for comparable property.

        1 7.6. LANDLORD'S INSURANCE. Landlord shall at all times from and after substantial completion of the Premises maintain in effect as an item of Expense a policy or policies of insurance covering the Common Area and the buildings in the Project in an amount up to one hundred percent (100%) of the actual replacement cost thereof (exclusive of the cost of excavations, foundations and footings) from time to time during the term of this Lease, providing protection against rental loss and any peril generally included in the classification "Fire and Extended Coverage" which may include insurance against sprinkler damage, vandalism, malicious mischief, earthquake and third party liability, and including such coverages in such amounts as Landlord may designate. Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.

        17.7. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any and all rights of recovery against the other or against the directors, officers, shareholders, partners, employees, agents and representatives of the other, on account of loss or damage of such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant. shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Lease. The waivers set forth herein shall be required to the extent that same are available from each party's insurer without additional premium, if an extra charge is incurred to obtain such waiver, it shall be paid by the party in whose favor the waiver runs within fifteen (15) days after written notice from the other party.

18. DAMAGE AND DESTRUCTION

        18.1. PARTIAL DAMAGE-INSURED. If the Premises, Building or Common Area are damaged by a risk covered under fire and extended coverage insurance protecting Landlord, then Landlord shall restore such damage provided insurance proceeds are available to Landlord to pay eighty percent (80%) or more of the cost of restoration, and provided such restoration by Landlord can be completed within six (6) months after the commencement of work, in the opinion of a registered architect or engineer appointed by Landlord. In such event this Lease shall continue in full force and effect so long as the Premises can be used by Tenant, except that Tenant shall, so long as the damage is not due to the act or omission of Tenant, be entitled to an equitable reduction of Rent and Expenses while such restoration takes place, such reduction to be based upon the extent to which the damage and the restoration efforts directly and materially interfere with Tenant's use of the Premises.

        18.2. PARTIAL DAMAGE-UNINSURED. If the Premises, Building or Common Area are damaged by a risk not covered by such insurance or the insurance proceeds available to Landlord are less than eighty percent (80%) of the cost of restoration, or if the restoration cannot be completed within six (6) months after the commencement of work in the opinion of the registered architect or engineer appointed by Landlord, then Landlord shall have the option either to
(i) repair or restore such damage, this Lease continuing in full force and effect so long as the Premises can be used by Tenant, but the Rent and Expenses to be equitably reduced as hereinabove provided, or (ii) give notice to Tenant at any time within ninety (90) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. If such notice is given, this Lease shall expire and any interest of Tenant in the Premises shall terminate on the date specified in such notice and the Rent and Expenses, reduced by an equitable reduction (except as hereinabove provided) based upon the extent, if any, to which such damage directly and materially interfered with Tenant's use of the Premises, shall be paid to the date of such termination, and Landlord agrees to refund to Tenant any Rent or Expenses theretofore paid in advance for any period of time subsequent to such termination date.

        18.3. TOTAL DESTRUCTION. If the Premises are totally destroyed (i.e., over seventy percent (70 %) of the Premises is destroyed or if Tenant cannot use the Premises without major restoration or if in Landlord's judgment the Premises cannot be restored as set forth above, then, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective as of the date of the damage.

        18.4. LANDLORD'S OBLIGATIONS. Landlord shall not be required to carry insurance of any kind on Tenant's property and shall not in the absence of Landlord's negligence or wrongful acts be required to repair any injury or damage thereto by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, ceilings, floor covering, office fixtures or any other improvements or property installed in the Premises by or at the direct or indirect expense of Tenant, and Tenant shall be required to restore or replace same in the event of damage and shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration. Notwithstanding anything to the contrary contained in this
Article 18, Landlord and Tenant shall each have the option not to repair, reconstruct or restore the Premises with respect to damage or destruction as described in this Article 18 occurring during the last twelve (12) months of the term of this Lease or any extension thereof, provided, however, that if Landlord or Tenant exercises such option this Lease shall be terminated upon such exercise (however, notwithstanding the preceding, if within ten [10] days after such event of damage, Tenant exercises its Option to Extend and Notice of Acceptance pursuant to the provisions of Article 43, then this Lease shall not so terminate).

        18.5. TENANT'S RIGHT TO TERMINATE. Notwithstanding anything to the contrary contained in this Article 18, in the event of either an insured or an uninsured casualty loss, Tenant shall have the right to terminate this Lease if
(a) the restoration work cannot be completed within six (6) months after the commencement of such work, in the opinion of Landlord's registered architect or engineer, or (b) the restoration is not completed within six (6) months after the commencement of such work, provided that Tenant gives written notice of such termination to Landlord within ten (10) business days after Landlord has notified Tenant of such determination, in the case of (a)preceding, or after the expiration of the six (6)-month period, but prior to the date restoration is substantially complete, in the case of (b) preceding.

        18.6. WAIVER BY TENANT. It is expressly agreed that this Article 18 shall govern the rights of Landlord and Tenant in the event of damage and destruction and supersedes the provisions of any statutes with respect to any damage or destruction of the Premises.

19. CONDEMNATION

        19.1. If all or a substantial part of the Premises, Building or Common Area is taken or appropriated for public or quasi-public use by the right of eminent domain or otherwise by a taking in the nature of inverse condemnation, with or without litigation, or is transferred by agreement in lieu thereof (any of the foregoing being referred to herein as a "taking"), either party hereto may, by written notice given to the other within thirty (30) days of receipt of notice of such taking, elect to terminate this Lease as of the date possession is transferred pursuant to the taking; provided, however, that before such party may terminate this Lease for a taking, such taking shall be of such an extent and nature as to economically frustrate its business therein, or to substantially handicap, impede or impair its use thereof. No award for any partial or entire taking shall be apportioned, and Tenant thereby assigns to Landlord any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that Tenant may file a separate claim for an award and nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant for the taking of personal property belonging to Tenant. In the event of a taking which does not result in a termination of this Lease, Rent and Expenses shall be equitably reduced to the extent Tenant's business in or use of the Premises is economically impaired as described above. No temporary taking of the Premises or any part of the Project shall terminate this Lease, or give Tenant any right to any abatement of Rent or Expenses hereunder, except that Rent and Expenses shall be equitably reduced as described above during that portion of any temporary taking lasting more than thirty (30) days. To the extent the provisions of this Article 19 conflict with California Code of Civil Procedure
Section 1265.130 allowing either party to petition the court to terminate this Lease for a partial taking, the provisions of this Article 19 shall govern.

20. LIENS

        20.1. Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant, and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. Tenant shall give Landlord at least ten (10) business days' prior written notice of the expected date of commencement of work relating to alterations, improvements, or additions to the Premises and if requested by Landlord shall secure a completion and indemnity bond for said work, satisfactory to Landlord, in an amount at least equal to one and one-half (1 1/2) times the estimated cost of such work. Landlord shall have the right at all times to keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having any interest therein, against mechanics' and materialmen's liens. If any claim of lien is filed against the Premises or any part of the Project or any similar action affecting title to such property is commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof. If Tenant fails, within twenty (20) days following the imposition of any lien, to cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but not the obligation) to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all costs and expenses incurred by it in connection therewith (including reasonable attorneys' fees) shall be payable to Landlord by Tenant on demand, with interest at the Agreed Rate from the date of expenditure.

21. DEFAULTS BY TENANT

        21.1. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

            21.1.1. The abandonment of the Premises by Tenant.

            21.1.2. The failure by Tenant to make any payment of Rent or Expenses or of any other sum required to be made by Tenant hereunder within five (5) days after written demand therefor (which notice shall serve as the notice required under Section 1161 of the California Code of Civil Procedure or any similar or superseding statute).

            21.1.3. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, if such failure is not cured within thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion; provided, further, that repeated breaches or defaults by Tenant (more than three (3) in any twelve (12) month period) shall entitle Landlord at its option, to terminate this Lease unless Tenant furnishes Landlord with adequate assurances, in Landlord's sole judgment, against further defaults; and provided, further, that violations by Tenant of the Rules and Regulations described in Article 36 which interfere with the rights of other tenants or which constitute a nuisance or hazard shall be cured by Tenant within forty-eight (48) hours after written notice thereof from Landlord, failing which Landlord may (but need not) cure same, in which event Tenant shall pay Landlord, within ten (10) days after written notice thereof by Landlord, the amount expended by Landlord to effect such cure together with an administrative charge of fifteen percent (15 %) of the amount thereof.

            21.1.4. The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60)
        days) or, the appointment of a trustee or receiver to take possession of, or the attachment, execution or other judicial seizure of, substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

            21.1.5. Intentionally Omitted.

        21.2. Any notice required or permitted by this Article 21 is intended to satisfy to the maximum extent possible any and all notice requirements imposed by law on Landlord. Landlord may serve a statutory notice to quit, a statutory notice to pay rent or quit, or a statutory notice of default, as the case may be, to effect the giving of any notice required by this Article 21.

22. LANDLORD'S REMEDIES

        22.1. In the event of any material default or breach of this Lease by Tenant, Landlord's obligations under this Lease shall be suspended and Landlord may at any time thereafter, without limiting Landlord in the exercise of any other right or remedy at law or in equity which Landlord may have (all remedies provided herein being non-exclusive end cumulative), do any one or more of the following:

            22.1.1. Maintain this Lease in full force and effect and recover the Rent, Expenses and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. If Landlord does not elect to terminate the Lease, Landlord shall have the right to attempt to relet the Premises at such rent and upon such conditions, and for such a term, as Landlord deems appropriate in its sole discretion and to do all acts necessary with regard thereto, without being deemed to have elected to terminate the Lease, including re-entering the Premises to make repairs or to maintain or modify the Premises, and removing all persons and property from the Premises, which property if removed may at Landlord's election be abandoned or stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Reletting may be for a period shorter or longer than the remaining term of this Lease, and for more or less rent, but Landlord shall have no obligation to relet at less than prevailing market rental rates. If reletting occurs, this Lease shall terminate automatically when the new tenant takes possession of the Premises and commences rent payment. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time thereafter may elect to terminate the Lease by virtue of any uncured default by Tenant. In the event of any such termination, Landlord shall be entitled to recover from Tenant any and all damages incurred by Landlord by reason of Tenant's default (including, without limitation, the damages described in Section 22.1.2 below), as well as all costs of reletting, including commissions, reasonable attorneys' fees, restoration or remodeling costs, and costs of advertising.

            22.1.2. Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to


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
        Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including (without limitation) the following: (1) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award, of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (4) any other amount, and court costs, necessary to compensate Landlord for all the detriment proximately caused by Tenant's default or which in the ordinary course of things would be likely to result therefrom (including, without limiting the generality of the foregoing, the amount of any commissions and/or finder's fee for a replacement tenant); plus
        (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) of this Section 22.1.2, the "worth at the time of award" is to be computed by allowing interest at the then maximum rate of interest allowable under law which could be charged Tenant by Landlord, and, as used in subparagraph (3) of this
        Section 22.1.2, the "worth at the time of award" is to be computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). The term "Rent", as used in this Article 22, shall be deemed to be and to mean all Rent, Expenses, parking fees and other monetary sums required to be paid by Tenant pursuant to this Lease or as defined in Section 4.1 hereof. For the purpose of determining the amount of "unpaid Rent which would have been earned after termination" or the "unpaid Rent for the balance of the term" (as referenced in subparagraphs (2) and (3) hereof), the amount of parking fees and Expenses shall be deemed to increase annually for the balance of the term by an amount equal to the average annual percentage increase in parking fees and Expenses during the three (3) calendar years preceding the year in which the Lease was terminated, or, if such termination shall occur prior to the expiration of the third calendar year occurring during the term of this Lease, then the amount of parking fees and Expenses shall be deemed to increase monthly for the balance of the term by an amount equal to the average monthly percentage increase in parking fees and Expenses during all of the calendar months preceding the month in which the Lease was terminated.

            22.1.3. Collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that neither the filing of a petition for the appointment of a receiver for Tenant nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

            22.1.4. Proceed to cure the default at Tenant's sole cost and expense, without waiving or releasing Tenant from any obligation hereunder. If at any time Landlord pays any sum or incurs any expense as a result of or in connection with curing any default of Tenant (including any administrative fees provided for herein and reasonable attorneys' fees), the amount thereof shall be immediately due as of the date of such expenditure and, together with interest at the Agreed Rate from the date of such expenditures, shall be paid by Tenant to Landlord immediately upon demand, and Tenant hereby covenants to pay any and all such sums.

            22.1.5. If Tenant is not occupying the Premises, to require Tenant to forthwith remove its trade fixtures, furniture, equipment, the improvements and additions Tenant is required to remove, and Tenant's personal property, and if the same are not so removed to deem them abandoned and dispose of the same in accordance with the provisions of
        Section 1980 et seq. of the California Civil Code, or of any similar or superseding statute relating to the disposition of personal property.

            22.1.6. ADDITIONAL REMEDIES. Upon the occurrence of any of the events specified in Section 21.1.4, if Landlord shall elect not to exercise, or by law shall not be able to exercise, its right hereunder to terminate this Lease, then, in addition to any other rights or remedies of Landlord under this Lease or provided by law: (i) Landlord shall not be obligated to provide Tenant with any of the services specified in Article 12, or otherwise specified in the Lease unless Landlord has received compensation in advance for such services, and the parties agree that Landlord's reasonable estimate of the compensation required with respect to such services shall control; and (ii) neither Tenant, as debtor in possession, nor any trustee or other person (collectively, the "Assuming Tenant") shall be entitled to assume this Lease, unless on or before the date of such assumption, the Assuming Tenant (A) cures, or provides adequate assurance that such Assuming Tenant will promptly cure, any existing default under this Lease; (B) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any loss (including, without limitation, reasonable attorneys' fees and disbursements, including on appeal and in connection with any bankruptcy) resulting from such default; and (C) provides adequate assurance of future performance under this Lease. Tenant covenants and agrees that, for such purposes (i) any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction acceptable to


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
        Landlord of any non-monetary default; (ii) any "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by other method acceptable to Landlord; and (iii) "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or other method acceptable to Landlord. Provided, further, upon the occurrence of any of the events specified in Section 21.1.4 prior to the date fixed as the Commencement Date (whether or not such default is cured within the time period, if any, provided in such Article), this Lease shall ipso facto be canceled and terminated. In such event, (i) neither Tenant nor any person claiming through or under Tenant, or by virtue of any statute or order of any Court, shall be entitled to possession of the Premises; and (ii) in addition to such other rights and remedies provided in this Article 22, Landlord may retain as damages any Rent, Security Deposit (if any) or monies received from Tenant or others on account of Tenant. The foregoing is a material consideration to Landlord for the execution of this Lease

        22.2. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any offset to or abatement of Rent or Expenses.

        23. DEFAULTS BY LANDLORD

        23.1. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying such failure; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are required for its cure, then Landlord shall not be deemed to be in default if it commences such cure within the thirty (30)-day period and thereafter diligently prosecutes such cure to completion. Tenant agrees to give any Mortgagee a copy, by certified mail, of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then any such Mortgagee shall have an additional fifteen (15) days within which to have the right, but not the obligation, to cure such default on the part of the Landlord or if such default cannot be cured within that time, then such additional time as may be necessary if within that fifteen (15) days the Mortgagee has commenced and is pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event this Lease shall not be terminated while such remedies are being so pursued. If Tenant recovers any judgment against Landlord for a default by Landlord of this Lease, the judgment shall be satisfied only out of the interest of Landlord in the Project and neither Landlord nor any of its partners, shareholders, officers, directors, employees or agents shall be personally liable for any such default or for any deficiency.

        24. COSTS OF SUIT

        24.1. If either party brings action for relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay the successful party its costs incurred in connection with and in preparation for said action, including its reasonable attorneys' fees (which costs shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment, it being agreed that to be the successful party a party need not necessarily have recovered a judgment, but shall be the party which, in light of all the facts and circumstances of the case, shall be deemed to be without fault or to have a lesser degree of fault than the other party). If Landlord, without fault on Landlord's part, is made a party to any action instituted by Tenant against a third party or by a third party against Tenant or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person, or otherwise arising out of or resulting from any act or omission of Tenant or of any such other person, Tenant shall at its cost and at Landlord's option defend Landlord therefrom and further, except to the extent Landlord is found separately liable for its own negligence or wrongful acts, indemnify and hold Landlord harmless from any judgment rendered in connection therewith and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such action.

25, SURRENDER OF PREMISES; HOLDING OVER

        25.1. SURRENDER. On expiration or termination of this Lease, Tenant shall surrender to Landlord the Premises, and all Tenant's improvements thereto and alterations thereof, broom clean and in good condition (except for ordinary wear and tear, destruction to the Premises covered by Article 18 of this Lease, and for alterations that Tenant has the right to remove or is obligated to remove, so long as Tenant repairs any damage to the Premises under the provisions of this Article 25 or Article 15), and shall remove all of its personal property including any signs, notices and displays. Tenant shall perform all restoration made necessary by the removal of any such improvements or alterations or personal property, prior to the expiration of the Lease term. If any such removal would damage the Building structure, Tenant shall give Landlord prior written notice thereof and Landlord may elect to make such removal at Tenant's expense or otherwise to require Tenant to post security for such restoration. Landlord may retain or dispose of in any manner any such improvements or alterations or personal property that Tenant does not remove from the Premises on expiration or termination of the term as allowed or required by this Lease and title to any such improvements or alterations or personal property that Landlord so elects to retain or dispose of shall vest in Landlord. Tenant waives all claims against Landlord for any damage or loss to Tenant arising out of Landlord's retention or disposition of any such improvements, alterations or personal property and shall be liable to Landlord for Landlord's costs of storing, removing and disposing of any such improvements, alterations or personal property which Tenant fails to remove from the Premises. Tenant shall indemnify, defend and hold Landlord harmless from all damages, loss, cost and expense (including reasonable attorneys' fees) arising out of or in connection with Tenant's failure to surrender the Premises in accordance with this Section 25.1.

        25.2. HOLDING OVER. If Tenant holds over after the term hereof, such tenancy shall be at sufferance only, and not a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a rental in the amount of one hundred fifty percent (150%) of the Rent in effect as of the last month of the term hereof and at the time specified in this Lease, and such tenancy shall be subject to every other term, covenant and agreement contained herein other than any provisions for rent concessions, Landlord's Work, or optional rights of Tenant requiring Tenant to exercise same by written notice (such as options to extend the term of the Lease). The foregoing shall not, however, be construed as a consent by Landlord to any holding over by Tenant and Landlord reserves the right to require Tenant to surrender possession of the Premises upon expiration or termination of this Lease

26. SURRENDER OF LEASE

        26.1. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger. Such surrender or cancellation shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies. The delivery of keys to the Premises to Landlord or its agent shall not, of itself, constitute a surrender and termination of this Lease.

27. TRANSFER OF LANDLORD'S INTEREST

        27.1. If Landlord sells or transfers its interest in the Premises (other than a transfer for security purposes) Landlord shall be released from all obligations and liabilities accruing thereafter under this Lease, if Landlord's successor has assumed in writing Landlord's obligations under this Lease. Any Security Deposit, prepaid Rent or other funds of Tenant in the hands of Landlord at the time of transfer shall be delivered to such successor and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by such successor. Notwithstanding the foregoing, Landlord's successor shall not be liable. to Tenant for any such funds of Tenant which Landlord does not deliver to the successor.

28. ASSIGNMENT AND SUBLETTING

        28.1. LANDLORD'S CONSENT REQUIRED. Tenant shall not sell, assign, mortgage, pledge, hypothecate or encumber this Lease (any such act being referred to herein as an "assignment"), and shall not sublet the Premises or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and any attempt to do so without such consent shall be voidable by Landlord and, at Landlord's election, shall constitute a material default under this Lease.

        28.2. TENANT'S APPLICATION. If Tenant desires at any time to assign this Lease (which assignment shall in no event be for less than its entire interest in this Lease) or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the transaction ("Proposed Effective Date"), in writing, a notice of intent to assign or sublease, setting forth: (i) the Proposed Effective Date, which shall be no less than thirty (30) nor more than ninety (90) days after the sending of such notice; (ii) the name of the proposed subtenant or assignee;
(iii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; and (iv) a description of the terms and provisions of the proposed sublease or assignment. Such notice shall be accompanied by (i) such financial information as Landlord may request concerning the proposed subtenant or assignee, including recent financial statements and bank references; (ii) evidence satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the affected portion of the Premises for the entire term of the sublease or assignment agreement; (iii) a conformed or photostatic copy of the proposed sublease or assignment agreement; and (iv) any fee required under Section 28.9. During the time that Landlord has in which to exercise the options available to Landlord upon the giving of such notice, as hereinafter described, Tenant shall not sublet all or any part of the Premises nor assign all or any part of this Lease.

        28.3. LANDLORD'S OPTION TO RECAPTURE PREMISES. If Tenant proposes to sublease all or part of the Premises, Landlord may, at its option upon written notice to Tenant given within twenty (20) days after its receipt of the above-described notice from Tenant, elect to recapture such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. in the event a portion only of the Premises is recaptured, the Rental payable under this Lease, the Security Deposit, and Tenant's Share shall be proportionately reduced based on the rentable square footage retained by Tenant and the rentable square footage leased by Tenant hereunder immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment of this Lease in accordance therewith. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to separate the space retained by Tenant from the space recaptured by Landlord; provided, however, that said partitions need only be finished in Building Standard condition. Landlord may, at its option, lease the recaptured portion of the Premises to the proposed subtenant without liability to Tenant. If Landlord does not elect to recapture pursuant to this Section 28.3, Tenant may thereafter enter into a valid sublease with respect to the Premises, provided Landlord, pursuant to this Article 28, consents thereto, and provided further that (i) the sublease is executed within ninety (90) days after notification to Landlord of such proposal, and (ii) the rental therefor is not less than that stated in such notification. Any termination as provided in this
Section 28.3 shall be subject to the written consent of any Mortgagee of Landlord. The effective date of any such termination shall be the Proposed Effective Date so long as Tenant has complied with the provisions of Section
28.2 above, and otherwise shall be as specified in Landlord's notice of termination.

        28.4. APPROVAL/DISAPPROVAL STANDARDS. In the event that Tenant complies with the provisions of Section 28.2, and Landlord does not exercise an option provided to Landlord under Section 28.3, Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld. In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider any reasonable factor. Without limiting what may be construed AS a reasonable factor, it is hereby agreed that any one of the following factors will be reasonable grounds for disapproval of a proposed assignment or sublease:

            28.4.1. Tenant has not complied with the requirements set forth in
        Section 28.2 above;

            28.4.2. The proposed assignee or subtenant does not, in Landlord's reasonable judgment, have sufficient financial worth, considering the responsibility involved;

            28.4.3.The proposed assignee or subtenant does not, in Landlord's reasonable judgment, have a good reputation as a tenant of property;

            28.4.4.Landlord has had prior negative leasing experience with the proposed assignee or subtenant;

            28.4.5.The use of the Premises by the proposed assignee or subtenant will not be identical to the use permitted by this Lease;

            28.4.6.In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business, and the Premises, or the relevant part thereof, will be used in a manner, that is not in keeping with the then current standards of the Building, or that will violate any restrictive or exclusive covenant as to use contained in any other lease of space in the Building or the Project;

            28.4.7. The use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

            28.4.8.The proposed assignee or subtenant, or any person that directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee or subtenant, or any person who controls the proposed assignee or subtenant, is then an occupant of a part of the Building or the Project unless no other suitable space is available in the Project; however, notwithstanding the preceding, Tenant may sublet up to a cumulative total of 5,000 rentable square feet of the Premises to up to two (2) occupants of the Project.

            28.4.9.The proposed assignee or subtenant is a person with whom Landlord has entered into a letter of intent to lease space in the Building or the Project;

            28.4.10. Tenant shall have advertised or publicized the availability of the Premises without prior notice to Landlord;

            28.4.11. The proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 28; or

            28.4.12. Tenant is then in default of any obligation of Tenant under this Lease beyond any applicable cure period, or Tenant has defaulted under this Lease on three (3) or more occasions during the twelve (12) months preceding the date that Tenant shall request consent.

        28.5. APPROVAL/DISAPPROVAL PROCEDURE. Landlord shall approve or disapprove the proposed assignment or sublease by written notice to Tenant. If Landlord shall exercise any option to recapture the Premises as herein provided, or denies a request for consent to a proposed sublease or assignment, Landlord shall not be liable to the proposed assignee or subtenant, or to any broker or other person claiming a commission or similar compensation in connection with the proposed assignment or sublease. If Landlord approves the proposed assignment or sublease, Tenant shall, prior to the Proposed Effective Date, submit to Landlord all executed originals of the assignment or sublease agreement and, in the event of a sublease, Landlord's customary consent to subletting form executed by Tenant and sublease for execution by Landlord. Provided such assignment or sublease agreement is in accordance with the terms approved by Landlord, Landlord shall execute each original as described above and shall retain two originals for its file and return the others to Tenant. No purported assignment or sublease shall be deemed effective as against Landlord and no proposed assignee or subtenant shall take occupancy unless such document is delivered to Landlord in accordance with the foregoing.

        28.6. REQUIRED PROVISIONS. Any and all assignment or sublease agreements shall (i) contain such terms as are described in Tenant's notice under Section
28.2 above or as otherwise agreed by Landlord; (ii) prohibit further assignments or subleases, (iii) impose the same obligations and conditions on the assignee or sublessee as are imposed on Tenant by this Lease except as to Rent and term or as otherwise agreed by Landlord; (iv) be expressly subject and subordinate to each and every provision of this Lease, (v) have a term that expires on or before the expiration of the term of this Lease; (vi) provide that if Landlord succeeds to sublessor's position, Landlord shall not be liable to sublessee for advance rental payments, deposits or other payments which have not been actually delivered to Landlord by the sublessor, and (vii) provide that Tenant and/or the assignee or sublessee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the assignment or sublease. Any and all sublease agreements shall also provide that in the event of termination, re-entry, or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of the sublease, except that Landlord shall not: (i) be liable for any previous act or omission of Tenant under the sublease; (ii) be subject to any offset not expressly provided in the sublease, that theretofore accrued to the subtenant against Tenant; or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's fixed rent or any additional rent then due.

        28.7. PAYMENT OF ADDITIONAL RENT UPON ASSIGNMENT OR SUBLEASE. If Landlord shall give its consent to any assignment of this Lease or to any sublease of the Premises, Tenant shall, in consideration therefor, pay to Landlord, as additional Rent:

            28.7.1.In the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee for, or by reason of, such assignment (including, without limiting the generality of the foregoing, all sums paid for the sale of Tenant's leasehold improvements); and

            28.7.2. In the case of a sublease, one hundred percent (100%) of any rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant that are in excess of the rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, without limiting the generality of the foregoing, all sums paid for the sale or rental of Tenant's leasehold improvements, but excluding reasonable and customary leasing commissions paid by Tenant in connection with such transaction, the reasonable and verifiable costs of leasehold improvements paid for by Tenant and installed for such sublessee, and the unamortized value of Tenant's leasehold improvements paid for by Tenant, amortized on a straight line basis over the initial term of this Lease).

        28.8. The sums payable under Section 28.7.1 above shall be paid to Landlord upon the effective date of the assignment. The sums payable under
Section 28.7.2 above shall be paid to Landlord as and when payable by the sublessee to Tenant. Within fifteen (15) days after written request therefor by Landlord, Tenant shall at any time and from time to time furnish evidence to Landlord of the amount of all such sums or other consideration received or expected to be received.

        28.9. FEES FOR REVIEW. Simultaneously with the giving of the notice described in Section 28.2 above, Tenant shall pay to Landlord or Landlord's designee a non-refundable fee in the amount of Three Hundred Dollars ($300.00) as reimbursement for expenses incurred by Landlord in connection with reviewing each such transaction. In addition to such reimbursement, if Landlord retains the services of an attorney to review the transaction, Tenant shall pay to Landlord the reasonable attorneys' fees incurred by Landlord in connection therewith; provided that in no event shall Tenant be obligated to reimburse Tenant more than a total of $1,000.00 under this Section 28.9, per instance. Tenant shall pay such attorneys' fees to Landlord within fifteen (15) days after written request therefor.

        28.10. NO RELEASE OF TENANT. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting, including Tenant's obligation to obtain Landlord's express prior written consent to any other assignment or subletting. In no event shall any permitted subtenant assign its sublease, further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, except upon compliance with, and subject to the provisions of this Article 28. The acceptance by Landlord of payment from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subsequent assignment or sublease, or to be a release of Tenant from any obligation under this Lease.

        28.11. ASSUMPTION OF OBLIGATIONS. Each assignee of Tenant shall assume the obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a counterpart of the instrument of assignment in recordable form which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, and consistent with the requirements of this
Article 28. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability to Landlord hereunder. Landlord shall have no obligation whatsoever to perform any duty to or respond to any request from any sublessee, it being the obligation of Tenant to administer the terms of its subleases.

        28.12. CORPORATE OR PARTNERSHIP TRANSFERS. If the Tenant is a privately held corporation, or is an unincorporated association or partnership, the cumulative or aggregate transfer, assignment or hypothecation of fifty percent (50%) or more of the total stock or interest in such corporation, association or partnership shall be deemed an assignment or sublease within the meaning and provisions of this Article. This Article shall, however, not apply to assignments or subleases to a corporation (i) into or with which Tenant is merged or consolidated; (ii) to which substantially all of Tenant's assets are transferred, or (iii) that controls, is controlled by, or is under common control with Tenant, provided that, in any of such events:

            28.12.1. The successor of Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the net worth of Tenant herein named on the date of this Lease;

            28.12.2. Proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of such transaction;

            28.12.3. Any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord promptly upon the assignment or sublease, all the obligations of Tenant under this Lease;

            28.12.4. Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease; and

            28.12.5. Tenant shall reimburse Landlord, promptly on demand, for Landlord's reasonable attorneys' fees incurred in conjunction with the processing and documentation of any such transaction.

        28.13. INVOLUNTARY ASSIGNMENT. Subject to the provisions of Section 21.1.4, no interest of Tenant in this Lease shall be assignable by operation of law (including without limitation, the transfer of this Lease by testacy or intestacy, or in any bankruptcy or insolvency proceeding). Each of the following acts shall be considered an involuntary assignment: (i) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under any bankruptcy law in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other such person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) If a writ of attachment or execution is levied on this Lease;
(iii) If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises; or (iv) there is any assumption, assignment, sublease or other transfer under or pursuant to the Bankruptcy Code, 11 U.S.C. 101 et seq. (hereinafter referred to as the "Bankruptcy Code"). An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. If Landlord shall elect not to exercise its right hereunder to terminate this Lease in the event of an involuntary assignment, then, in addition to any other rights or remedies of Landlord under this Lease or provided by law, the provisions of Sections 28.3, 28.6, 28.7, 28.9, 28.10, and 28.14 shall apply to any such involuntary assignment. Such sums, if any, payable pursuant to the referenced Sections shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Such sums which are not paid or delivered to Landlord shall be held in trust for the benefit of Landlord, and shall be promptly paid or turned over to Landlord upon demand. Any person or entity to which this Lease is assigned pursuant to the provisions of said Code shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver such instruments and documents reasonably requested by Landlord confirming such assumption.

        28.14. ASSIGNMENT OF SUBLEASE RENTS. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or any part of the Premises, and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application, may collect such rents and apply same toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right and license to collect such rents.

29. ATTORNMENT

        29.1. If any proceeding is brought for default under any ground or underlying lease to which this Lease is subject, or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the successor upon any such foreclosure or sale and shall recognize that successor as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and, if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining).

30. SUBORDINATION

        30.1. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (i) all ground or underlying leases which may now exist or hereafter be executed affecting the Premises, and (ii) the lien of any first mortgage or first deed of trust which may now exist or hereafter be executed in any amount for which the Premises, such ground or underlying leases, or Landlord's interest or estate in any of them, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground or underlying leases or any such liens to this Lease. If any ground or underlying lease terminates for any reason, Tenant shall, notwithstanding any subordination, attorn to and become tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any documents evidencing the priority or subordination of this Lease with respect to any such ground or underlying leases or the lien of any such first mortgage, or first deed of trust, and specifically to execute, acknowledge and deliver to Landlord from time to time within ten (10) days after written request to do so a subordination of lease, or a subordination of deed of trust, in substantially the form set forth in Exhibit D or Exhibit D-1, respectively, attached hereto, or such other form as may be customarily required by any Mortgagee of Landlord, and failure of Tenant to do so shall be a material default hereunder. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute, deliver and record any such documents in the name and on behalf of Tenant if Tenant fails to comply with the foregoing.

31. ESTOPPEL CERTIFICATE

        31.1. Tenant shall from time to time within ten (10) days after prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing in the form set forth in Exhibit E attached hereto, or such other form as may be customarily required by Landlord's Mortgagee, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder (or specifying such defaults if they are claimed); and (iii) containing such other matters as are set forth in such form. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one (1) month's Rent has been paid in advance. Failure of Tenant to so deliver such statement shall be a material default hereunder. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute and deliver such statement to any third party in the name and on behalf of Tenant if Tenant fails to comply with the foregoing.

32. BUILDING OCCUPANCY PLANNING

        32.1. Notwithstanding any contrary provision of this Lease, if Landlord requires the Premises for use in conjunction with another suite or for other reasons related to Landlord's occupancy plans for the Building, then upon at least thirty (30) days' prior written notice to Tenant, Landlord shall have the right to move Tenant to other space in the Project, and thereupon such other space shall be deemed to be the Premises covered by this Lease. The expense of moving Tenant, its property and equipment to the substituted space and of improving same to a condition similar to the then current condition of the Premises shall be borne by Landlord. If the substituted space is smaller or larger than the Premises the Basic Rent, Security Deposit and Tenant's Share specified in this Lease shall be adjusted proportionately, and Landlord and Tenant shall execute an amendment to this Lease in accordance therewith. However, if the substituted space does not meet with Tenant's approval, Tenant may cancel this Lease upon thirty (30) days' prior written notice to Landlord, given within ten (10) days after Tenant's receipt of Landlord's notice referred to above.

        32.2. Notwithstanding anything to the contrary contained in Section 32.1, if and so long as Tenant leases the entire second floor of the Building, then Landlord shall not have the right to relocate Tenant from the Premises located on the second floor of the Building.

33. QUIET ENJOYMENT

        33.1. So long as Tenant pays all Rent and other sums due under this Lease, performs its covenants and obligations under this Lease and recognizes any successor to Landlord in accordance with the terms of this Lease, Tenant shall lawfully and quietly have, hold and enjoy the Premises without hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, subject, however, to all the provisions of this Lease.

34. WAIVER OF REDEMPTION BY TENANT

        34.1. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

35. WAIVER OF LANDLORD, TENANT'S PROPERTY

        35.1. Landlord shall, within thirty (30) days after written request from Tenant, execute and deliver to Tenant any statement in form acceptable to Landlord as may be required by any supplier, lessor, installment seller or chattel mortgagee in connection with the installation in the Premises of any personal property or trade fixtures of Tenant, pursuant to which Landlord shall agree to waive any rights it may have or may acquire with respect to any such property, provided in all cases that such supplier, lessor, installment seller or chattel mortgagee expressly agrees in writing that: (i) It will remove at its sole cost and expense all such property from the Premises before the expiration or termination of the Lease and if it fails to do so within ten (10) days after written request from Landlord it shall be deemed to have waived any and all rights it may have had to such property; (ii) Prior to making any such removal it will advise Landlord in writing of the date and time of such removal and will at the time of such removal, allow a representative of Landlord to be present;
(iii) It will promptly and diligently and at its sole cost and expense repair any and all damage to the Premises attributable to such removal and shall restore the Premises to substantially the same condition it was in prior to such removal; (iv) It will allow Landlord to select the person or persons who will effect such removal, repair and restoration, and will bear the costs and expenses thereof; (v) It will, if Landlord chooses not to exercise its rights under (iv) above, cause a performance and completion bond, satisfactory to Landlord, to be furnished to Landlord with regard to the work of such removal, repair and restoration; no it will promptly pay Landlord any costs and expenses incurred by Landlord in connection with the enforcement of Landlord Is rights hereunder, including attorneys' fees, and will indemnify and hold Landlord harmless against any and all claims, loss, cost or expense arising out of or in connection with such removal, repair and restoration; (vii) It will pay
Landlord interest on any outstanding amounts payable by it to Landlord at the "Agreed Rate" (as hereinafter defined); (viii) It will not record such statement without Landlord's prior written consent which Landlord may withhold in its sole discretion and (ix) It will not assign its rights or delegate its duties under such statement without Landlord's prior written consent.

36. RULES AND REGULATIONS

        36.1. The Rules and Regulations attached hereto as Exhibit F are expressly made a part hereof. Tenant agrees to comply with such Rules and Regulations and any reasonable amendments, modifications or additions thereto as may hereafter be adopted and published by notice to tenants in the Building, and to cause its agents, contractors and employees to comply therewith, and agrees that the violation of any of them shall constitute a default by Tenant under this Lease. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building or of the Project of any of the Rules and Regulations.

37. NOTICES

        37.1. Any notice, demand or communication required or permitted to be given hereunder to Landlord by Tenant shall be addressed to Landlord at Landlord's address as set forth in Section 1.9 hereof, or to such other address(es) and/or to such other parties as Landlord may from time to time designate and shall be (a) deposited in the United States mails, duly registered or certified with postage fully prepaid thereon or (b) delivered by an overnight courier service that confirms delivery. Any notice, demand or communication required or permitted to be given hereunder to Tenant by Landlord shall be addressed to Tenant at Tenant's address as set forth in Section 1.10 hereof, or may be delivered to the Premises, or both, and shall be (i) personally served, or (ii) deposited in the United States mails, duly registered or certified with postage fully prepaid thereof or (iii) delivered by an overnight courier service that confirms delivery. Either party may by written notice similarly given designate a different address for notice purposes, except that Landlord may in any event use the Premises as Tenant's address for notice purposes. Notice shall be effective upon receipt or refusal to receive, in the event of personal service; or upon receipt or refusal to receive (but in no event more than three [3] days after the date first mailed in the manner herein required), in the event of depositing notice in the United States mails; or upon receipt or refusal to receive, in the event of delivery by overnight courier service.

38. WAIVER

        38.1. No delay or omission in the exercise of any right or remedy of Landlord for any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent payments shall not constitute a waiver of any other default, and shall not constitute a waiver of timely payment of the particular payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only an express notice to such effect from Landlord to Tenant shall constitute acceptance of the surrender of the Premises sufficient to terminate this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not constitute a consent or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

39. MISCELLANEOUS

        39.1. EXECUTION BY LANDLORD. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or an option for, the Premises. This document becomes effective and binding only upon execution by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker shall after, change or modify any of the provisions hereof.

        39.2, LANDLORD AND TENANT. As used in this Lease, the words "Landlord" and "Tenant" include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there is more than one person or entity constituting Landlord or Tenant, the obligations imposed hereunder upon Landlord or Tenant are joint and several. If Tenant consists of a husband and wife, the obligations of Tenant hereunder extend individually to the sole and separate property of each of them as well as to their community property. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership of the Premises.

        39.3. BROKERS. Tenant shall hold Landlord harmless from all damages (including reasonable attorneys' fees and costs) resulting from any claims that may be asserted against Landlord by any broker, finder, or other person with whom Tenant has or purportedly has dealt, except as set forth at Section 1.11

        39.4. SIGNS. Tenant shall not place or permit to be placed in or upon the Premises, where visible from outside the Premises, or outside the Premises on any part of the Building or Project, any signs, notices, drapes, shutters, blinds, or displays of any type, without the prior written consent of Landlord. Landlord reserves the right in its sole discretion to place and locate on the roof or exterior of the Building, and in any area of the Project not leased to Tenant, any signs, notices, displays and similar items as Landlord deems. appropriate. Tenant, at its sole cost and expense, shall have the right to install a directional sign, consistent in materials, color, lettering and appearance as Building Standard signs, displaying Tenant's name and suite number in the second floor elevator lobby, the location, size and appearance of which shall be subject to the Landlord's prior written approval.

        39.5. NAME OF BUILDING. Tenant shall not use the name of the Building or the Project for any purpose other than the address of the business to be conducted by Tenant in the Premises. Tenant shall not use any picture of the Building or the Project in its advertising, stationery or in any manner so as to imply that the entire Building is leased by Tenant. Landlord expressly reserves the right at any time to change the name of the Building or Project without in any manner being liable to Tenant therefor.

        39.6. PARKING. During the term of this Lease, Tenant shall only be entitled to such use of parking spaces in the parking areas located in the Project as shall be confirmed in writing by the parties, and absent any written agreement to the contrary, parking for Tenant and its employees, agents, customers, invitees and licensees shall be on a first-come, first-served basis, at rates and upon other terms and conditions as may be established from time to time by Landlord or Landlord's operator of the parking areas. Parking rates may be hourly, weekly or monthly, or such other rate system as Landlord deems advisable, and Tenant acknowledges that its employees shall not be entitled to park in such parking areas located in and about the Building which may from time to time be designated for visitors of the Building. Landlord may also designate areas for assigned, reserved or employee parking either within the parking areas located in and about the Building, or in other areas reasonably close thereto. Landlord shall have the right to change any such designated parking areas from time to time. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the suitability of the parking areas for the conduct of Tenant's business.

        39.7. INTENTIONALLY OMITTED.

        39.8. APPROVAL OF LANDLORD'S MORTGAGEE. Tenant acknowledges that this Lease is subject to the approval of Landlord's Mortgagee, and Tenant agrees to make such reasonable modifications to this Lease as may be ordinarily and customarily requested by Landlord's Mortgagee, so long as such modifications shall not affect the Rent payable, hereunder, increase Tenant's obligations hereunder, or otherwise adversely affect Tenant in any material way.

        39.9. NON RECORDABILITY OF LEASE. Tenant agrees that in no event shall this Lease or a memorandum hereof be recorded without Landlord's express prior written consent.

        39.10. MATTERS OF RECORD. This Lease and Tenant's rights hereunder are subject and subordinate in all respects to matters affecting Landlord's title recorded in the official records of the county recorder's office for the county in which the Project is located prior or subsequent to the date of execution of this Lease, and is expressly subject and subordinate to the following:
Declaration of Restrictions dated September 15, 1978, and recorded on October 2, 1978, as Document No. 781093326 in the Official Records of Los Angeles County, State of California, as amended, and Reciprocal Parking Agreement dated January 3, 1979, and recorded on January 19, 1 979, as Document No. 7986214 in the Official Records of Los Angeles County, State of California, as amended. Tenant agrees that as to its leasehold estate it, and all persons in possession or holding under it, will conform with and will not violate any such covenants, conditions and restrictions, or other matters of record.

        39.11. SEVERABILITY. If any provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this LEASE shall not be affected thereby, and every other term and provision of this LEASE shall be valid and enforceable to the fullest extent permitted by law.

        39.12. CONSTRUCTION. All provisions hereof, whether covenants or conditions, shall be deemed to be both covenants and conditions. The definitions contained in this Lease shall be used to interpret this Lease.

        39.13. INTEREST. Except as expressly provided otherwise in this Lease, any amount due to Landlord which is not paid when due shall bear interest from the date due at the prime commercial rate of interest charged from time to time by Citibank N.A. plus two percent (2%) per annum, but not to exceed the maximum rate of interest allowable under the LAW (the "AGREED Rate"). Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

        39.14. BINDING EFFECT; CHOICE OF LAW. Except as expressly provided otherwise in this Lease, all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

        39.15. WAIVER OF TRIAL BY JURY. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease or Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Landlord and Tenant also agree that the venue of any such action, proceeding or counterclaim shall be in the City and County of Los Angeles, State of California.

        39.16. TIME; RIGHTS CUMULATIVE. Time is of the essence of this Lease and each and every provision hereof, except as may be expressly provided otherwise. All rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity,

        39.17. INABILITY TO PERFORM. This Lease and the obligations of Landlord and Tenant hereunder shall not be affected or impaired because such party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of force majeure, strike, labor troubles, acts of God, acts of government, unavailability of materials or labor, or any other cause beyond the control of such party, except that nothing herein shall excuse Tenant from the timely payment of rent.

        39.18. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, and that Tenant is qualified to do business in the State of California, and shall deliver appropriate certification to that effect if requested.

        39.19. PARTNERSHIP AUTHORITY. If Tenant is a partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Tenant represents that this Lease is binding on Tenant. Furthermore, Tenant agrees that the execution of any written consent hereunder, or of any written modification or termination of this Lease, by any general partner of Tenant or any other authorized agent of Tenant, shall be binding on Tenant.

        39.20. SUBMITTAL OF FINANCIAL STATEMENT. At any time and from time to time during the term of this Lease, within fifteen (15) days after request therefor by Landlord, Tenant shall supply to Landlord and/or any Mortgagee a current financial statement or such other financial information as may be required by any such party.

        39.21. RIDERS. Clauses, plats, addenda, and riders, if any, that are signed by Landlord and Tenant and affixed to this Lease, are a part hereof.

40. INTENTIONALLY OMITTED

41. SECURITY INTEREST

        41.1. In consideration of the covenants and agreements contained herein, and as a material consideration to Landlord for entering into this LEASE, Tenant hereby unconditionally grants to Landlord a continuing security interest in and to all money and property of any kind or description, including, without limitation, the Security Deposit, if any, and any advance Rental payment or other deposit, now in or hereafter delivered to or coming into the possession, custody or control of Landlord, by or for the account of Tenant, in any manner and for any purpose, together with any increase in profits or proceeds from such property. The security interest granted to Landlord hereunder secures payment and performance of all obligations of Tenant under this Lease now or hereafter arising or existing, whether direct or indirect, absolute or contingent, or due of to become due In the event of a default under this Lease which is not cured within the applicable grace period, if any, Landlord is and shall be entitled to all the rights, powers and remedies granted a secured party under the California Uniform Commercial Code and otherwise available at law or in equity, including but not limited to, the right to retain as damages the Security Deposit and other funds held by Landlord, without additional notice or demand regarding this security interest. Tenant agrees that it will execute such other documents or instrument as may be reasonably necessary to carry out and effectuate the purpose and terms of this Article 41, or as otherwise reasonably requested by Landlord, including without limitation, execution of a UCC-1 financing statement. Landlord's rights and remedies under this Article 41 are in addition to, and not in lieu of, the provisions of Article 9.

42. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS

        42.1. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, negotiations, brochures, arrangements, or understanding pertaining to any such matter shall be effective for any purpose unless expressed herein. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

43. OPTION TO EXTEND TERM

        43.1. GRANT OF OPTION TO EXTEND TERM. Landlord hereby grants Tenant one
(1) option ("Option to Extend Term") to extend the initial Lease term ("Initial Term") in accordance with the terms of this Article 43.

        43.2. OPTION TERM. The Option to Extend Term shall extend the term of the Lease for an additional thirty-six (36) months ("Extended Term") commencing upon the expiration of the Initial Term.

        43.3. Terms. If Tenant exercises the Option to Extend Term, then all of the terms contained in this Lease shall continue in full force and effect during the Extended Term, except with respect to the following:

            43.3.1. CALCULATION OF BASIC RENT. Basic Rent for the Extended Term shall be adjusted on the first day of the Extended Term to the then Fair Market Rental Value of the Premises, including escalations, but in no event less than the Basic Rent payable immediately preceding the Extended Term. The term "Fair Market Rental Value of the Premises" shall be Landlord's good faith calculation of the then prevailing fair market rental rate for the Premises as of the commencement of the Extended Term.

            43.3.2. NO FURTHER EXTENSIONS. Tenant shall have no further right to extend the term of this Lease whether pursuant to the provisions of this
        Article 43 or otherwise.

        43.4. NOTICE TO EXTEND TERM. The Option to Extend shall be exercised, if at all, only by written notice ("Notice to Extend Term") delivered by Tenant to Landlord at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the Initial Term. If Tenant does not deliver the Notice to Extend Term within the time period set forth herein, the Option to Extend Term shall lapse and Tenant shall have no right to extend the Lease term.

        43.5. EXTENSION RENTAL NOTICE. Within thirty (30) days after Landlord's receipt of the Notice to Extend Term, Landlord shall provide Tenant written notice setting forth the Fair Market Rental Value of the Premises for the Extended Term ("Extension Rental Notice"). Within twenty (20) days following the date Landlord delivers the Extension Rental Notice to Tenant, Tenant shall, by written notice delivered to Landlord, either (a) accept the Fair Market Rental Value of the Premises as stated in the Extension Rental Notice ("Notice of Acceptance") or (b) reject the Fair Market Rental Value of the Premises as stated in the Extension Rental Notice ("Notice of Rejection").

        43.6. EFFECT OF NOTICES. If Tenant delivers the Notice of Acceptance in the manner and within the time frames herein provided, this Lease shall be deemed extended at the Basic Rent and upon the terms specified in this Article 43 without the need for any further notice or documentation. If Tenant does not deliver to Landlord either the Notice of Acceptance or the Notice of Rejection within the said twenty (20)-day period, the same shall constitute Tenant's Notice of Rejection, which shall be deemed delivered on the said twentieth day. If Tenant delivers, or is deemed to have delivered, the Notice of Rejection to Landlord within the said twenty (20)-day period, then this Lease shall expire upon the expiration date of the Initial Term, unless terminated earlier in accordance with the provisions of this Lease. The Notice of Acceptance or Notice of Rejection, as the case may be, shall be irrevocable, and shall be binding upon both Landlord and Tenant without the need for any further documentation.

        43.7. DOCUMENTATION. If, within thirty (30) days following Landlord's receipt of the Notice of Acceptance, either party shall request that both parties enter into an amendment documenting the Extended Term and Basic Rent during the Extended Term, then Landlord shall prepare an amendment to this Lease setting forth the Extended Term and Basic Rent for the Extended Term pursuant to this, Article 43 ("Extended Term Amendment"). The Extended Term Amendment shall be submitted to Tenant for execution and Tenant shall have thirty (30) days following receipt thereof from Landlord in which to execute and deliver the Extended Term Amendment to Landlord and Landlord shall have thirty (30) days after receipt of the same in which to execute the Extended Term Amendment and to deliver one fully-executed copy to Tenant. The failure of either or both Landlord or Tenant to execute the Extended Term Amendment shall not have the effect of nullifying Tenant's Notice of Acceptance, and the Lease shall nevertheless be extended for the Extended Term as herein provided.

        43.8. PERSONAL OPTION. The Option to Extend Term is personal to Tenant named at page 1 of this Lease and Affiliates of Tenant (as hereinafter defined). IF Tenant assigns, mortgages, pledges, hypothecates or encumbers this Lease or its interest in the Premises or sublets all or any portion of the Premises to any person or entity other than an Affiliate of Tenant ("Assigns" or "Assign" for purposes of this Article 43 only) prior to the exercise of the Option to Extend Term, then the Option to Extend Term shall lapse. If Tenant Assigns any interest of Tenant in the Lease or the Premises to an entity after the exercise of the Option to Extend Term, but prior to the commencement of the Extended Term, the Option to Extend Term shall lapse and this Lease shall expire as if the Option to Extend Term had not been exercised, unless such restriction is expressly waived in writing by Landlord (which election shall be in Landlord's sole discretion). The term "Affiliate of Tenant" shall mean any corporation that controls, is controlled by or under common control with Isocor, a California corporation.

        43.9. ADDITIONAL CONDITIONS. The Option to Extend Term shall be exercisable by Tenant on the express conditions that at the time of the exercise of the Option to Extend Term and at all times prior to, and upon the date of, the commencement of the Extended Term, Tenant shall not be in default under any of the provisions of this Lease, unless such restriction is expressly waived in writing by Landlord (which election shall be in Landlord's sole discretion). The Option granted herein is subject to any existing or prior rights of expansion, extension, renewal, negotiation, offer and other rights and options which third parties may have for the Premises.

44. RIGHT OF FIRST OFFER

      44.1. RIGHT OF FIRST OFFER. From and after the Commencement Date, prior to entering into a lease with any person or entity for that certain space on the second floor of the Building, which space is commonly referred to as of the date of this Lease as suite 2000 containing approximately 9,176 rentable square feet, the approximate location of which is identified on Exhibit A-2 hereof ("First Offer Space"), Landlord shall first offer to lease to Tenant the First Offer Space subject to, and upon all of the terms, covenants and conditions set forth in this Article 44, and further subject to any existing or prior rights of expansion, extension, renewal, negotiation, offer or other options or rights thereto which third parties may have for the First Offer Space ("Right of First Offer").

      44.2. RENT FOR FIRST OFFER SPACE. The First Offer Space shall be offered to Tenant at the Fair Market Rental Value of the First Offer Space. The term "Fair Rental Market Value of the First Offer Space" shall mean Landlord's good faith determination of the then prevailing fair market rental rate for the First Offer Space.

      44.3. NOTICE OF FIRST OFFER. The First Offer and the terms of the First Offer for such First Offer Space shall be provided by Landlord to Tenant in writing ("Notice of First Offer"). Tenant shall notify Landlord in writing of its acceptance of the Notice of First Offer ("First Offer Acceptance Notice") or rejection of the Notice of First Offer and, consequently, of its right to such First Offer Space ("First Offer Rejection Notice") within five (5) days after receiving the Notice of First Offer. If Tenant does not for any reason deliver the First Offer Acceptance Notice or the First Offer Rejection Notice to Landlord within the time frames herein contained, the same shall constitute Tenant's First Offer Rejection Notice. The First Offer Acceptance Notice or the First Offer Rejection Notice, as the case may be, shall be irrevocable, and shall binding upon both Landlord and Tenant without the need for any further documentation.

            44.3.1. FIRST OFFER ACCEPTANCE NOTICE. If Tenant delivers the First Offer Acceptance Notice as specified in Section 44.3, then Landlord shall prepare a document ("First Offer Space Document") setting forth the terms by which Tenant shall lease the First Offer Space, as set forth in this
      Article 44. The First Offer Space Document shall otherwise contain the same terms as are in this Lease, except (a) the rent shall be adjusted to reflect the Fair Market Rental Value of the First Offer Space, (b) this
      Article 44 shall be excluded therefrom, and (c) Article 43 shall be excluded therefrom to the extent that it has already been exercised with respect to the Premises. The First Offer Space Document shall be submitted to Tenant for execution and Tenant shall have twenty (20) days in which to execute and deliver to Landlord the First Offer Space Document. Landlord shall have twenty (20) days following receipt of the First Offer Space Document from Tenant in which to execute and deliver one (l) fully-executed copy to Tenant. The failure of either or both Landlord or Tenant to execute the First Offer Document shall not have the effect of nullifying Tenant's First Offer Acceptance Notice, and the First Offer Space shall nevertheless be leased by Tenant as herein provided.

            44.3.2. FIRST OFFER REJECTION NOTICE. If Tenant delivers, or is deemed to have delivered, the First Offer Rejection Notice as specified in
      Section 44.3, then Tenant shall have no further right during the term of this Lease, as the same may be extended, to lease the First Offer Space pursuant to this Article 44.

      44.4. EFFECT OF DEFAULT. If Tenant is in default of this Lease beyond any applicable cure period on the date (a) Landlord is otherwise obligated to provide Tenant with the Notice of First Offer, Landlord (in its sole discretion) shall not be obligated to provide Tenant with the Notice of First Offer in which case the rights of Tenant to the First Offer Space under this Article 44 shall be void and of no further force or effect, or (b) Tenant is required to accept delivery of possession of the First Offer Space, then Landlord (in its sole discretion) shall not be obligated to deliver possession of the First Offer Space to Tenant in which case the rights of Tenant to the First Offer Space under this Article 44 shall be void and of no further force or effect. The foregoing rights of Landlord shall be in addition to any other rights and remedies available to Landlord at law and in equity.

      44.5. FIRST OFFER PERSONAL. The First Offer granted herein is personal to Tenant named at page 1 of this Lease and Affiliates of Tenant. If Tenant assigns, mortgages, pledges, hypothecates or encumbers this Lease or its interests in the Premises or sublets all or any portion of the Premises to anyone other than an Affiliate of Tenant (a) on or before the Landlord is otherwise obligated to provide Tenant with the Notice of First Offer, the rights of Tenant to the First Offer Space under this Article 44 shall be void and of no further force or effect or (b) on or before the date Tenant is required to accept delivery of possession of the First Offer Space, then Landlord (in its sole discretion shall not be obligated to deliver possession of the First Offer Space to Tenant in which case the rights of Tenant, its sublessee, successor or transferee to the First Offer Space under this
Article 44 shall be void and of no further force or effect.

45. NON-DISTURBANCE AGREEMENT

      45.1. Landlord shall use reasonable efforts to obtain from Landlord's Mortgage a subordination, non-disturbance and attornment agreement within thirty
(30) days after the later to occur of (a) the execution and dating of this Lease by Landlord, or (b) Landlord's receipt of the said agreement from Tenant executed in recordable form by Tenant. If Tenant fails to return to Landlord a Tenant-executed and notarized subordination, non-disturbance and attornment agreement in the form submitted by Landlord to Tenant within thirty (30) days following the date Landlord first delivers the same to Tenant for execution, the same shall constitute Tenant's waiver of the rights of Tenant and obligations of Landlord under this Article 45, and Landlord shall have no obligation to obtain such subordination, nondisturbance and attornment agreement from Landlord's Mortgagee.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                         SPIEKER PROPERTIES, L.P.,
                                  a California limited partnership

                                  By: Spieker Properties, Inc.,
                                  a Maryland corporation,
                                  its general partner

                                       By:
                                          --------------------------------------
                                          Its:
                                               ---------------------------------

                                  Date:
                                        ----------------------------------------

TENANT:                           ISOCOR
                                  a California corporation

                                  By:/s/ JANINE BUSHMAN
                                     -------------------------------------------
                                     Janine Bushman
                                     Vice President, Finance and
                                     Administration/
                                     Chief Financial Officer

                                  Date: 2/11/98
                                        ----------------------------------------

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES


                              [FLOOR PLAN DIAGRAM]


                            Second Floor: Suite 2010
                          3420 Ocean Park Boulevard [Al
                            Santa Monica, California


                                    EXHIBIT A

                                  EXHIBIT A-1

                             DESCRIPTION OF PROJECT

                                   [DIAGRAM]


                                  SANTA MONICA
                                 BUSINESS PARK

                         Santa Monica Airport Facility


                                  EXHIBIT A-1

                                   EXHIBIT A-2
                           RIGHT OF FIRST OFFER SPACE


                              [FLOOR PLAN DIAGRAM]


                            Second Floor: Suite 2000
                            3420 Ocean Park Boulevard
                            Santa Monica, California


                                   EXHIBIT A-2

                                    EXHIBIT B

                      VERIFICATION OF TERM AND INITIAL RENT


RE: Lease dated ________________________ between _______________________________
___________________________________________________________________ ("Landlord")
and _________________________________________________________________ ("Tenant")
for premises in _______________________________________________________________.
Tenant hereby verifies that the information stated below is correct and further acknowledges and accepts possession of the Premises.

                   Area:_________________________(rentable/usable/gross) sq. ft.

      Commencement Date:________________________________________________________

       Termination Date:________________________________________________________

                Options:________________________________________________________

           Initial Rent:________________________________________________________

    Address for Notices:________________________________________________________

                        ________________________________________________________

                        ________________________________________________________

        Billing Address:________________________________________________________

                        ________________________________________________________

                        ________________________________________________________

                        ATTN:___________________________________________________

              Telephone:(___) __________________________________________________

      Federal Tax ID No:________________________________________________________


                        By:_____________________________________________________

                        Title:__________________________________________________

                        Date:____________________________________________, 19___


                                    EXHIBIT B

                                    EXHIBIT C

                             CONSTRUCTION PROVISIONS

1. SCOPE OF WORK. These provisions define the scope of work to be provided by Landlord in the Premises under the terms of the Lease. Words and phrases used herein which are defined in the Lease have the meanings set forth therein unless provided otherwise.

2. INTENT OF EXHIBIT. It is the intent of these provisions that Tenant shall be permitted freedom in the interior design and layout of its space so long as same is consistent with Landlord's policies and structural requirements, applicable building codes, and with sound architectural and construction practices, and provided further that no interference is caused to the operation of the Building's mechanical heating, cooling or electrical systems or structure, or other Building operations or functions, and that no unusual increase in maintenance, insurance, taxes, fees or utility charges will be incurred by Landlord or other tenants in the Building as a result thereof. Any additional cost of design, construction, operation, insurance, maintenance, taxes, fees or utilities which results therefrom shall be charged to Tenant and paid for by Tenant in accordance with the provisions hereof and of the Lease.

3. LANDLORD'S WORK. Landlord hereby grants Tenant a construction allowance not to exceed $5.00 per usable square foot of the Premises ("Construction Allowance"), which shall be used only as a credit towards the cost of the following services and materials (hereinafter referred to as "Landlord's Work"):

      3.1. The services of Landlord's space planner to prepare one (1) approved space layout and one (1) set of approved working drawings [with five (5) prints]. One minor revision to the original space layout will be included without charge. All other revisions and prints as well as all interior design or decorating fees, shall be at Tenant's sole cost and expense.

      3.2. The construction of the improvements and the installation of the items shown in Schedule A attached hereto, which shall be installed in the Premises substantially in accordance with the Plans hereinafter defined.

      3.3. Fees for engineering, construction management by Landlord's Tenant Coordinator (as hereinafter set forth), and previously installed materials used in the construction (if any).

      3.4. Permits and license fees relating to construction of Tenant's improvements.

In the sole discretion of Tenant, Tenant may elect to have Landlord grant to Tenant an additional amount ("Excess Construction Allowance"), up to a maximum of $3.00 per usable square foot of the Premises, for the work described in this
Section 3 by specifying the amount of the Excess Construction Allowance, and Tenant's election hereunder to use such sum, in written notice delivered to Landlord prior to the Commencement Date. If Tenant makes such timely election, then Tenant shall reimburse Landlord therefor all as more particularly set forth at Section 4.4 of the Lease. If Tenant does not make such timely election, Landlord shall have no obligation to provide Tenant with any sums beyond the Construction Allowance

4. TENANT'S WORK. All costs incurred in excess of the foregoing allowance for improvements, services or materials required by Tenant in or for the Premises (hereinafter referred to as "Tenant's Work") shall be for the account of Tenant and at Tenant's sole cost and expense. Tenant shall pay building lifting charges (if any) for Tenant's Work to the extent the same are not otherwise included in the cost of Landlord's Work.

5. SPACE PLANNER. Tenant shall use the services of the space planner retained by Landlord to prepare a space layout and working drawings and specifications for all construction work in the Premises. Interior design, and details and specifications for improvements other than Landlord's Work, shall be for the account of Tenant and shall be paid by Tenant upon invoice therefor. Tenant shall devote such time in consultation with Landlord's space planner as shall be necessary to enable the planner to develop complete working drawings and specifications (hereinafter referred to as the "Plans") for construction of improvements in the Premises, showing thereon partitions, doors, electrical and telephone outlets, light fixture locations, wall finishes, floor coverings and special requirements (if any) for Tenant's review and approval. Failure of Tenant to approve the Plans within the time limit specified in Section 7 hereof shall be deemed disapproval. If Tenant requests or necessitates any changes or revisions in the Plans after they have been approved, Tenant shall bear all costs associated therewith.

6. COST ESTIMATES. As soon as practicable after Tenant's approval of the Plans, Landlord will advise Tenant of the estimated cost payable by Tenant due to costs for improvements, services or materials in excess of the Construction Allowance for Landlord's Work (i.e., the estimated cost for Tenant's Work). Landlord will have no obligation whatsoever to commence construction of any improvements in the Premises unless Tenant approves same and pays estimated costs for Tenant's


                               EXHIBIT C - PAGE 1

Work in advance, and Landlord's refusal to proceed under such circumstances shall not defer the Commencement Date. Upon Tenant's authorization to proceed and payment of such estimated costs, Landlord shall commence the construction of improvements in the Premises. Upon substantial completion of the Premises (which in the event of dispute shall be determined by Landlord's project architect pursuant to AIA standards), Tenant shall pay the amount of actual costs in excess of such estimated costs previously paid by Tenant or, if the actual costs are less than such estimated costs previously paid by Tenant, Landlord shall reimburse the difference to Tenant. If Tenant fails to make such payment within ten (10) days after receipt of a demand therefor, Landlord shall have the same rights and remedies as in the case of a default by Tenant in the payment of Rent under the Lease, and interest will accrue thereon at the Agreed Rate.

7. TIME LIMITS. The following maximum time periods shall be allowed for the indicated matters:

                                                                    Time Limit After Completion of
Action                                                              Preceding Item
------                                                              ------------------------------
   7.1.     Tenant meets with Landlord's space planner and          5  business days after
            approves initial space layout.                             Lease execution

   7.2.     Tenant furnishes all required working drawing           10 business days
            information to Landlord's space planner.

   7.3.     Landlord's space planner submits working                15 business days
            drawings to Tenant for review and approval.

   7.4.     Tenant gives Landlord its approval of working           5  business-days
            drawings, with any required changes in detail.

   7.5.     Landlord quotes estimated costs to Tenant for           10 business days
            Tenant's Work.

   7.6.     Tenant approves such estimated costs and pays           5  business days
            the amount thereof to Landlord and authorizes
            Landlord to proceed.

   7.7. Upon substantial completion of the improvements in the Premises (i.e., exclusive of punchlist items) Tenant shall pay the entire then remaining balance of actual costs in excess of the Construction Allowance within ten (10) days after its receipt of a billing statement from Landlord.

8. CONSTRUCTION BY LANDLORD"S CONTRACTOR. Unless otherwise agreed in writing in this Exhibit C, all construction work in the Premises including Tenant's Work shall be performed by the Tenant Improvement Contractor ("The Contractor") retained by Landlord. The Contractor shall perform such work in a good and workmanlike manner and shall construct the improvements in the Premises substantially in accordance with the Plans. All such construction work shall be performed in accordance with all laws, ordinances and requirements of government agencies having jurisdiction. If Landlord shall, pursuant to this Exhibit C, permit Tenant to have any work performed by a contractor retained by Tenant rather than by the The Contractor, then (i) Tenant shall use only such contractor as shall have first been approved by Landlord; (ii) such contractor shall be bondable and shall use union employees only, except that such contractor may use non-union employees only if prior to the commencement of any work Tenant shall purchase and deliver to Landlord an indemnity bond fully protecting Landlord against any and all loss or damage that may result from any work stoppage or interruption arising from the use of such non-union employees;
(iii) Landlord will permit entry of such contractor into the Premises for the purpose of performing such work, prior to commencement of the term of the Lease, and while the The Contractor is working at the Premises, but only at such time or times as Landlord shall deem feasible in the circumstances; (iv) such license to enter before commencement of the term is expressly conditioned upon the contractor retained by Tenant working in harmony and not interfering with the workmen, mechanics and contractors of Landlord or of any other tenant in the Building or the Project, and if at any time such entry or work by Tenant's contractor shall cause any disharmony or interference, such permission to enter may be withdrawn by Landlord immediately upon written notice in amounts to Tenant; (v) worker's compensation, public liability and property damage insurance, all and with companies and on forms satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractor, and before proceeding with the work, certificates of such insurance shall be furnished to the Landlord; (vi) such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease, except the covenant to pay Rent and Expenses; and (vii) all


                               EXHIBIT C - PAGE 2
materials, work, installations and decorations of any nature whatsoever brought on or installed in the Premises before the commencement of the term of the Lease shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof.

9. TENANT COORDINATOR. Landlord has designated a "Tenant Coordinator" who shall be responsible for the management and coordination of all work to be performed in the Premises and coordination with Tenant on all matters governed by these Construction Provisions. The Tenant Coordinator shall be paid a fee equal to five percent (5%) of the cost of the improvements, services and materials furnished as part of Landlord's Work and Tenant's Work as reimbursement for the expense of administration and coordination of such work. With regard to all matters involving such work, Tenant shall communicate with the Tenant Coordinator rather than the TI Contractor. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and TI Contractor. It is hereby expressly acknowledged by Tenant that such TI Contractor is not Landlord's agent and has no authority whatsoever to enter into agreements on Landlord's behalf or otherwise bind Landlord. The Tenant Coordinator will furnish Tenant with notices of substantial completion, cost estimates for Tenant's Work, Landlord's approvals or disapprovals of Plans and changes thereto, billings for actual costs of Tenant's Work and other similar notices. Tenant shall deliver all payments required hereunder to the Tenant Coordinator unless writ-ten notice is given by Landlord to the contrary.

10. CHANGES. If Tenant requests or necessitates any change, addition or deletion to the Premises after approval of the Plans, as described in Section 7 above, a request for the change shall be submitted to the Tenant Coordinator accompanied by revised plans prepared by Landlord's space planner at Tenant's sole expense. The Tenant Coordinator shall thereafter notify Tenant in writing of the estimated cost which will be chargeable to Tenant by reason of such change, addition or deletion. Such estimated cost shall include Landlord's cost of any delay in completion of the Premises resulting from such change (including, but not limited to, loss of income, additional interest, penalties, and extra labor costs incurred in order to minimize further delay). Tenant shall within five (5) business days thereafter notify the Tenant Coordinator in writing whether it desires to proceed with such change. In the absence of such written authorization and payment in full of the total estimated cost within that five
(5)-day period, Landlord shall not be obligated to perform such change and shall be deemed to have been authorized by Tenant to proceed without making such change.

11. SUBSTITUTIONS. Tenant may select different new materials (except exterior window levelors which must be installed on all exterior windows, the ceiling system, parabolic light fixtures, and the doors and frames and hardware) in substitution for the materials specified as the Building Standard, provided the selection is indicated on the approved Plans.

12. RESPONSIBILITY FOR DELAYS. Tenant hereby expressly agrees that if Tenant is responsible for any delay in substantial completion of the Premises, whether by reason of (i) failure to meet the time schedule set forth in Section 7 above,
(ii) delays in performance or completion by a party employed by Tenant, NO building code problems arising from Tenant's design, or (iv) an unapproved change in the work necessitated by Tenant, or (iv) any other reason, the same shall not delay the Commencement Date.

13. INCORPORATION BY REFERENCE. This Exhibit C is and shall be incorporated by reference in the Lease, and all of the terms and provisions of the Lease are incorporated herein by this reference. Schedule A to this Exhibit C is hereby incorporated by this reference in the Lease and in this Exhibit C.

14. ATTORNEYS' FEES. In the event of any action or proceeding initiated by a party hereto for the enforcement or interpretation of the provisions contained herein, the prevailing party shall be entitled to recover its costs incurred in connection therewith, including its reasonable attorneys' fees.


                               EXHIBIT C - PAGE 3

                             SCHEDULE A TO EXHIBIT C

                           SANTA MONICA BUSINESS PARK
                            3420 OCEAN PARK BOULEVARD
                                BUILDING STANDARD

1. INTERIOR PARTITIONS

      1.1. Ceiling height, 2 1/2" metal studs at 2'0" on center with one layer of 5/8" type "X" gypboard on each side.

2. DEMISING PARTITIONS

      2.1. As above except they are full height one side with sound batt between the studs. Openings with sound insulation for return-air plenum (include fire dampers in fire walls).

3. DOORS

      3.1. Legacy (dark brown).

4. FRAME

      4.1. Timely Browntone.

5. HARDWARE

      5.1. Schlage "Rhodes", cylindrical leversets, 5" backset, 6 pin "C" keyway, #613 oil rubbed bronze finish with bronze base metal. Ball bearing hinges.

6. CEILING

      6.1. Standard 2'x4' flat grid with Armstrong "Cortega" tiles (8) 1 x 1 sections panel.

      6.2. First Floor

            6.2.1. Concealed spline "Sanserma" by Armstrong.

            6.2.2. 2x2 Cortega tegular by Armstrong.

      6.3. Second and Third Floors

            6.3.1. 2x2 Second Look II

7. LIGHT FIXTURES

      7.1. Standard 277V 2'x4' with prismatic lens.

      7.2. Corridor - 2x2 prismatic.

8. FIRE PROTECTION

      8.1. Semi-recessed sprinklers with chrome escutcheons. Fire extinguishers as required to meet code requirements. Semi-recessed cabinets.

9. HVAC

      9.1. Rooftop package units, VAV distribution system with 2'x2' perforated supply and return grilles. Johnson pneumatic thermostats. Return air plenum. Exterior zones cooling with hot water terminal re-heat. Interior zones cooling only. Maximum of four (4) supply air grilles per zone. Fire dampers in all ducts penetrating fire separation walls.

10. ELECTRICAL

      10.1. Standard ivory receptacles and cover plates. Telephone subcontractor to provide telephone/data outlet cover plates. No circuits common to adjacent tenants.


                               SCHEDULE A - PAGE 1

11. CARPET

      11.1. Designweave "Tempest II" 32 oz. cut pile over 3/8" commercial synthetic fiber pad and Burke 4" rubber base (black or brown).

12. PAINT

      12.1. Sinclair Interior Colors flat (stock colors only).

13. WINDOWS

      13.1. Standard 1" mini-blinds (gray).


                              SCHEDULE A - PAGE 2

                                    EXHIBIT D

                             SUBORDINATION OF LEASE

================================================================================

                            THE CHASE MANHATTAN BANK
                                       AND

                           -------------------------

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

                           -------------------------



Dated:

Location:    Santa Monica, California

================================================================================


                               EXHIBIT D - PAGE 1

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT
                                     (Lease)

      THIS AGREEMENT made the __________ day of __________, between THE CHASE MANHATTAN BANK, a New York banking corporation having an office at 380 Madison Avenue, New York, New York 10017 2591 (the "MORTGAGEE"), and ______________ having an office at ___________________ Santa Monica, California 90405 (the "TENANT");

                                   WITNESSETH:

      WHEREAS the Mortgagee is the present owner and holder of a certain mortgage or mortgages (the "MORTGAGE") encumbering the premises located in the County of Los Angeles, City of Santa Monica and State of California, known as Suite No. ___ (the "PREMISES");

      WHEREAS the Tenant is the holder of a leasehold estate in a portion of the Premises under and pursuant to the provisions of a certain lease dated __________ with Spieker Properties, L.P., as landlord (the "LEASE"); and

      WHEREAS the Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and the Mortgagee has agreed to grant non-disturbance to the Tenant under the Lease on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of Ten ($10) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, the Mortgagee and the Tenant hereby covenant and agree as follows:

      1. The Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of the Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and all of the terms, covenants and provisions thereof and to the lien thereof and to any and all increases, renewals, modifications, spreaders, consolidations, replacements and extensions thereof, and to any and all sums secured thereby, with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

      2. The Mortgagee agrees that if any action or proceeding is commenced by the Mortgagee to foreclose the Mortgage or to sell the Premises, the Tenant shall not be named as a party in any such action nor shall the Tenant be named a party in connection with any sale of the Premises, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale (i) the term of the Lease shall have commenced pursuant to the provisions thereof, (ii) the Tenant shall be in possession of the premises demised under the Lease, subject to any subleases previously approved by Mortgagee, (iii) the Lease shall be in full force and effect, and (iv) the Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on the part of the Tenant to be observed or performed thereunder or hereunder beyond any applicable cure periods set forth in the Lease, unless applicable law requires the Tenant to be made a party thereto as a condition to proceeding against the Landlord or protecting such rights and remedies. In the latter case, the Mortgagee may join the Tenant as a defendant in such action only for such purposes and not to terminate the Lease.

      3. The Tenant agrees that if the Mortgagee or any successors in interest to the Mortgagee shall become the owner of the Premises by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease (including without limitation, the right, if any, to extend the lease term or to exercise any right of first offer) between the Mortgagee and the Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event the Tenant agrees to attorn to the Mortgagee and the Mortgagee agrees to accept such attornment, provided, however, that the provisions of the Mortgage shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and the Mortgagee shall not be (i) obligated to complete any construction work required to be done by the Landlord (as hereinafter defined) pursuant to the provisions of the Lease or to reimburse the Tenant for any construction work done by the Tenant, (ii) liable for any accrued obligation of the Landlord, or for any act or omission of the Landlord, whether prior to or after such foreclosure or sale, (iii) liable under any indemnity provision of whatever nature contained in the Lease, including, but not limited to, any environmental indemnification, (iv) required to make any repairs to the Premises and/or to the premises demised under the Lease as a result of fire or other casualty or by reason of condemnation, (v) required to make any capital improvements to the Premises and/or to the premises demised under the Lease which the Landlord may have agreed to make, but had not completed, or to perform or provide any services not


                               EXHIBIT D - PAGE 2
related to possession or quiet enjoyment of the premises demised under the Lease which obligations of quiet enjoyment include Landlord's obligation to repair and maintain the Premises and the Project as more fully set forth in the Lease arising on or after the Mortgagee becomes the owner of the Project, (vi) subject to any offsets, claims or counterclaims which shall have accrued to the Tenant against the Landlord prior to the date on which the Mortgagee or its successor in interest shall become the owner of the Premises, NO liable for any security deposit or other monies not actually received by the Mortgagee.

      4. The Tenant shall not, without the prior written consent of the Mortgagee (i) enter into any agreement amending, modifying or terminating the Lease, (ii) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due date thereof, (iii) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (iv) assign the Lease or sublet the premises demised under the Lease or any part thereof; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without the prior written consent of the Mortgagee shall not be binding on the Mortgagee.

      5. The Tenant hereby represents and warrants to the Mortgagee that as of the date hereof (i) the Tenant is the owner and holder of the Tenant's interest under the Lease, (ii) the Lease has not been modified or amended, (iii) the Lease is in full force and effect and the term thereof commenced on _________, pursuant to the provisions thereof, (iv) the premises demised under the Lease have been completed and the Tenant has taken possession of the same on a rent paying basis, (v) neither the Tenant nor the Landlord is in default under any of the terms, covenants or provisions of the Lease and the Tenant to the best of its knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute an event of default by the Tenant or the Landlord under the Lease, (vi) neither the Tenant nor the Landlord to the best knowledge of Tenant has commenced any action or given or received any notice for the purpose of terminating the Lease, (vii) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, and (viii) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease

      6. The Tenant shall notify the Mortgagee of any default by the Landlord under the Lease or any other circumstance which would entitle the Tenant to cancel or terminate the Lease or abate the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation, termination or abatement thereof shall be effective unless the Mortgagee shall have received notice of the default or other circumstance giving rise to such cancellation, termination or abatement and shall have failed within forty-five (45) days after receipt of such notice to cure such default or remedy such circumstance, or if such default cannot be cured within forty-five (45) days, shall have failed within forty-five
(45) days after receipt of such notice to commence and to thereafter diligently pursue any action necessary to cure such default or remedy such circumstance, as the case may be

      7. Anything herein or in the Lease to the contrary notwithstanding, in the event that the Mortgagee shall acquire title to the Building, or shall otherwise become liable for any obligations of the Landlord under the Lease, the Mortgagee shall have no obligation, nor incur any liability, beyond the Mortgagee's then interest, if any, in the Building and the Tenant shall look exclusively to such interest of the Mortgagee, if any, in the Building for the payment and discharge of any obligations imposed upon the Mortgagee hereunder or under the Lease and the Mortgagee is hereby released or relieved of any other liability hereunder and under the Lease. The Tenant agrees that with respect to any money judgment which may be obtained or secured by the Tenant against the Mortgagee, the Tenant shall look solely to the estate or interest owned by the Mortgagee in the Building and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Mortgagee.

      8. Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:

    If to the Mortgagee:

        The Chase Manhattan Bank
        Real Estate Finance Group
        380 Madison Avenue
        New York, New York 1001 7

        Attention:Mr. James M. Reilly, Vice President


                               EXHIBIT D - PAGE 3

With a copy to:

        The Chase Manhattan Bank
        Legal Department
        270 Park Avenue - 40th Floor
        New York, New York 10017

        Attention: Michael R. Zients, Esq.

With a copy to:

        Loeb & Loeb LLP
        1000 Wilshire Boulevard, Suite 1800
        Los Angeles, California 90017

        Attention: Joseph P. Heffernan, Esq.

If to the Tenant:



        Attention:

With a copy to:



        Attention:

It being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked "With a copy to" hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the Tenant or the Mortgagee. Each party may designate a change of address by notice given, as hereinabove provided, to the other party, at least fifteen (11 5) days prior to the date such change of address is to become effective.

      9. This Agreement shall be binding upon and inure to the benefit of the Mortgagee and the Tenant and their respective successors and assigns.

      10. The term "Mortgagee" as used herein shall include the successors and assigns of the Mortgagee and any person, party or entity which shall become the owner of the Premises by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease. The term "Premises" as used herein shall mean the Premises, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

      11. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.


                               EXHIBIT D - PAGE 4

      12. This Agreement shall be governed by and construed under the laws of the State in which the Premises are located.

      IN WITNESS WHEREOF, the Mortgagee and the Tenant have duly executed this Agreement as of the date first above written.

                                        THE CHASE MANHATTAN BANK

                                        By:
                                             -----------------------------------
                                             Vice President


                                        (TENANT)

                                        By:
                                             -----------------------------------
                                        Its:
                                             -----------------------------------



                               EXHIBIT D - PAGE 5

                    THE CHASE MANHATTAN BANK ACKNOWLEDGEMENT

STATE OF NEW YORK     )
                      )    ss:
COUNTY OF NEW YORK    )

On __________________, before me, ___________________, a Notary Public, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


---------------------------------
         Notary Public


                             TENANT ACKNOWLEDGEMENT

STATE OF CALIFORNIA  )
                     )     ss:
COUNTY OF            )

On _____________________, before me, ________________________, a Notary Public, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


---------------------------------
         Notary Public


                               EXHIBIT D - PAGE 6

                                   EXHIBIT D-1

                         SUBORDINATION OF DEED OF TRUST

      _________________________________________________________________________
(hereinafter called "Lender") as owner and holder of a certain promissory note dated ____________ in the principal sum of ____________________ Dollars
($__________) and a Deed of Trust dated of even date therewith securing said Note, now a first lien upon the premises more particularly demised and described in those certain leases by and between , as Landlord, and the persons named (whose agreement hereto is evidenced by unrecorded agreements in the possession of Landlord and Lender) in Exhibit A attached hereto and made a part hereof, as Tenant, and upon other property, in consideration of such leasing and of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged,

      DOES hereby covenant and agree that the said Deed of Trust shall be, and the same is hereby made, SUBJECT AND SUBORDINATE to said leases with the same force and effect as if the said leases had been executed, delivered and recorded prior to the execution, delivery and recording of said Deed of Trust, without regard to the date on which said leases had been executed, delivered and recorded in relation to the date on which said Deed of Trust has become an effective lien by the terms therein demised;

      EXCEPT, HOWEVER, that this Subordination shall not affect or be applicable to and does hereby expressly exclude:

      (a) The prior right, claim and lien of the said Deed of Trust in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of said premises, and to the right of disposition thereof in accordance with the provisions of said Deed of Trust,

      (b) The prior right, claim and lien of the said Deed of Trust in, to and upon any proceeds payable under all policies of fire and rent insurance upon the said premises and as to the right of disposition thereof in accordance with the terms of said Deed of Trust, and

      (c) Any lien, right, power or interest, if any which may have arisen or intervened in the period between the recording of the said Deed of Trust and the execution of the said leases, or any lien or judgment which may arise at any time under the terms of such leases.

The subordination shall inure to the benefit of and shall be binding upon the undersigned, its successors and assigns.

      IN WITNESS WHEREOF, this Subordination has been duly signed and delivered by the undersigned this _________ day of _______________, 19___.

"LENDER":


                              EXHIBIT D-1 - PAGE 1

                                         EXHIBIT E
                                     ESTOPPEL STATEMENT

                                TENANT ESTOPPEL CERTIFICATE

The Chase Manhattan Bank
380 Madison Avenue
New York, New York 1001 7-2591

Attention: Mr. James M. Reilly Vice President

      Re:  Tenant Lease for
      Santa Monica, California; Suite No

Ladies and Gentlemen:

      We understand that you are the proposed lender to Spieker Properties, L.P., the owner of the Santa Monica Office Park, located in Santa Monica, California (the "Property") in which the undersigned is a tenant of the suites referred to above. We further. understand that in connection with the loan it is necessary that you understand the precise nature of our tenancy and in order to so do, we hereby warrant and represent to you that, with respect to our lease, as amended (as amended, the "Lease"), attached as Exhibit 1 and more particularly described in the attached Schedule "A" which is hereby incorporated (the "Schedule").

      1. The Lease constitutes the entire agreement between the undersigned and the landlord thereunder with respect to the subject matter thereof and the Lease has not been modified, amended or supplemented in any way except by the amendments or other agreements described in the Schedule.

      2. The summary of the terms of the Lease contained in. the Schedule is true and correct.

      3. Except as provided in the Schedule, the undersigned has not assigned or entered into a sublease for any portion of the Premises covered by the Lease and no person or firm other than the undersigned or its employees is in possession of such Premises or any portion thereof.

      4. The undersigned is not in default (or with the giving of notice or the passage of time, or both, will not be in default) under the Lease and the undersigned has no current claim against, off-set, credit, defense, counterclaim or deductions against the landlord thereunder, and to the undersigned's best knowledge the landlord is not in default (or with the giving of notice or the passage of time, or both, will not be in default) under the Lease and has fulfilled all obligations with respect thereto as of the date hereof.

      5. The undersigned is not a party to, and to the undersigneds best knowledge, Tenant, its agents, contractors and invitees have not used, stored or disposed of any hazardous or toxic wastes or substances in, on or under, or in the vicinity of the Premises demised by the Lease except for normal and customary off ice supplies there are no agreements for any rent concessions which have not expired or brokerage commissions or improvement allowances which have not been paid, relating to the Lease or the Premises for which the landlord thereunder may be responsible.

      6. The undersigned has no option, right of first refusal or otherwise to purchase the Property or any portion thereof, or any interest therein pursuant to the terms of the Lease or contained in any other document or agreement (written or oral) whatsoever. The only interest of the undersigned in the Property is that of a tenant pursuant to the terms of the Lease, as set forth in Schedule A. The undersigned hereby waives any option, right of first refusal or otherwise to purchase the Property or any portion thereof or interest therein that is contained in the Lease, if any.

      7. The undersigned does not engage in the generation, storage or disposal of hazardous or toxic wastes or substances on the Property and to the best of the undersigned's knowledge, there are no hazardous or toxic wastes or substances located in, on, under or in the vicinity of the Premises demised by the Lease except for normal and customary office supplies.

      8. The undersigned is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or other similar proceedings.


                               EXHIBIT E - PAGE 1

      9. The person(s) executing this Certificate hereby warrants and represents that he or she has the power and authority to execute and deliver this Certificate on behalf of the tenant named herein.

      10. Tenant hereby ratifies and confirms the Lease and the tenancy created pursuant to the terms thereof.

      11. All required contributions by Lessor to Lessee on account of Lessee's improvements have been received.

        We understand that you will be securing the loan with a deed of trust of the Property and an assignment of leases of the Property, including the Lease, and the statements made in this Estoppel Certificate may be relied upon by you in connection with your making of the loan.

                                       Very truly yours,

                                       By
                                           -------------------------------------
                                       Its
                                           -------------------------------------

                                       -----------------------------------------
                                                          Date


                               EXHIBIT E - PAGE 2

                                        SCHEDULE "A"

                                   SUMMARY OF LEASE TERMS

(1)    Name of Tenant:

(2)    Lease Date:

(3)    Amendment Dates:

(4)    Separate Agreements:

(5)    Suite Nos.:

(6)    Square Footage:

(7)    Lease Commencement Date:

       Expiration Date of Term:

(8)    Monthly Base Rent
       as of December 1, 1996:      $

       Monthly CAM Charges
       as of December 1, 1996:      $

       Total Monthly Rent
       as of December 1, 1996:      $

(9)    Tenant's Percentage Share
       of Operating Costs:

(10)   Base Year:

(11)   Security Deposit:

(12)   Prepaid Rent if
       Still Unapplied:

(13)   Assignees/Subtenants:

(14)   Lease Guarantor(s):

(15)   Free Rent Months
       remaining:

                                    By
                                         -----------------------
                                    Date
                                         -----------------------


                               EXHIBIT E - PAGE 3

                                    EXHIBIT 1

                                 (Copy of Lease)



                               EXHIBIT E - PAGE 4

                                    EXHIBIT F

                         BUILDING RULES AND REGULATIONS

    The following rules and regulations shall be applicable to the Building:

      1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, or printed or affixed on or to any part of the Building or Premises if visible from outside the Premises, without the prior written consent of Landlord. Tenant's identification signs and lettering shall be in accordance with Landlord's standard requirements for the Building unless otherwise approved in writing by Landlord, and shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person approved by Landlord.

      2.Tenant shall not place or maintain any window covering, blinds or drapes on any window without Landlord's prior written approval. A breach of this rule will directly and adversely affect the exterior appearance of the Building. Upon request by Landlord, Tenant shall remove any window covering, or any other item visible from outside the Premises, if installed or placed without Landlord's written approval.

      3. A directory of the Building will be provided for the display of the name and location of tenants. Landlord will install at Tenant's expense directory strips for Tenant's name and a reasonable number of the principal employees thereof, and Landlord reserves the right to exclude any other names therefrom.

      4. The sidewalks, halls, passages, exits, entrances, elevators, escalators, and stairways shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, escalators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord might be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed so as to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities or are creating a nuisance. No employee, invitee, contractor or agent of Tenant shall go upon the roof of the Building.

      5. Tenant shall be responsible for assuring that doors to the Premises are locked during non-business hours. Such doors shall not be left open during business hours, except while moving furniture or other items in or out of the Premises, unless Landlord consents otherwise.

      6. The toilet rooms and urinals, wash bowls and other apparatus therein shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be placed therein; the expense of breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, invitees, contractors or agents, shall have caused it.

      7. Except as to normal pictures and furnishings, Tenant shall not mark, drive nails, screw or drill into partitions, woodwork or plaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires shall be permitted except with the prior written consent of Landlord and as Landlord may direct. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

      8. Tenant shall not overload any floor of the Premises or the Building. No furniture, freight or equipment of any kind shall be brought into the Building by Tenant or its contractors or agents without prior consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy objects brought into the Building and also the time and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute weight. Landlord will not be responsible for loss or damage to any property from any such cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any part of the Building any hand truck unless it is equipped with rubber tires and side guards.

      9. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall


                               EXHIBIT F - PAGE 1
be permitted to enter the Building for the purpose of cleaning same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done, to the effects of Tenant or any of its employees or other persons by the janitor of Landlord. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include clearing of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Janitor service will not be furnished to rooms which are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.

      10. Tenant shall not use, keep or permit to be used or kept any noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein. No tenant shall make or permit to be made any loud or disturbing noises or disturb or interfere with occupants of the Building or those having business with them whether by the use of any musical instrument, radio, phonograph, shouting or in any other manner. Tenant shall not throw anything out of doors or down the passageways.

      11. The Premises shall not be used for the storage of merchandise except as such storage may be incidental to the use of the Premises authorized by the Lease. No cooking shall be done or permitted in the Premises without Landlord's consent, except that use by Tenant of Underwriter's Laboratory approved microwave ovens or equipment for brewing coffee or similar beverages shall be permitted. Tenant shall not advertise for day laborers giving an address at the Premises. The Premises shall not be used for lodging or for any illegal purposes. Tenant shall not keep or maintain pets or animals of any type and shall not store or keep bicycles, mopeds or motorcycles in the Premises or the Building.

      12. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied or permitted by Landlord.

      13. Landlord will direct electricians as to where and how electrical, telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephone switching equipment, call boxes and other similar equipment in the Premises shall be subject to the approval of Landlord.

      14. Landlord will furnish Tenant free of charge two (2) keys for each locking door in the Premises. Any additional or replacement keys will be furnished at a reasonable charge All keys to offices, rooms. and toilet rooms shall be obtained from Landlord and Tenant shall not duplicate or obtain such keys from any other source Upon termination of the Lease, Tenant shall deliver to Landlord the keys to the offices, rooms and toilet rooms which were previously furnished to Tenant, failing which Tenant shall pay Landlord the cost of replacing same or of changing the lock or locks opened by any unreturned key if Landlord deems it necessary to make such changes. Landlord shall have the right periodically to change all locks and furnish Tenant with new keys therefor. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the prior written consent of Landlord (except as to safes, vaults and other secured areas of Tenant approved by Landlord).

      15. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.

      16. Landlord reserves the right to close and keep locked all entrances and exit doors of the Building on Saturdays, Sundays, legal holidays and on other days between non-business hours, and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants (such hours are referred to as "After-Hours"). However, during such After-Hours Tenant and/or authorized employees as well as guests, licensees or invitees of Tenant who are accompanied by Tenant or an authorized employee of Tenant, shall be allowed access to the Building upon proper identification. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same.

      17. The "normal business hours" for the Building are from 7:00 a.m. to 6:00 p.m. Monday through Friday, excluding nationally recognized standard holidays. All other hours are deemed "After-Hours".

      18. Tenant shall not canvass or solicit other tenants in the Building and Tenant shall cooperate to prevent any such canvassing and/or solicitation. Canvassing and peddling in the Building is prohibited. Tenant shall not obtain for use in the Premises food, beverage, shoe-shine or other services except as expressly permitted by Landlord.


                               EXHIBIT F - PAGE 2

        19. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, has no legitimate purpose to be in the Building, or is violating the rules and regulations of the Building.

        20. The requirements of Tenant will be attended to only upon application to Landlord's designated property manager. Tenant acknowledges that employees of Landlord shall have no obligation to perform work for Tenant or do anything outside their regular duties for Tenant unless under special instructions from Landlord, and that no employee will have any obligation to admit any person (Tenant or otherwise) to any office of Landlord without specific instructions from Landlord.

        21. No vending machines of any description shall be installed, maintained, or operated by Tenant upon the Premises or in the Building, without the prior written consent of Landlord.

        22. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant shall also provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

        23. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with broadcasting or reception from or in the Building or elsewhere.

        24. Tenant shall store its trash and garbage within the Premises or in other facilities designated by Landlord. Tenant shall not place in any trash receptacle any material which cannot be disposed of in the ordinary practice of trash disposal. All trash and garbage disposal shall be made pursuant to directions issued from time to time by Landlord.

        25. Landlord may waive any one or more of the rules and regulations as to any tenant without being construed as having waived same as to any other tenant.

        26. Tenant shall be responsible for the observance of the rules and regulations by Tenant's employees, agents, customers, invitees and guests.

        27. Landlord reserves the right upon written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Building, or to establish additional rules and regulations when, in Landlord's sole judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

        28. The rules and regulations shall be administered fairly by Landlord and Landlord shall not enforce them in a discriminatory manner as between the tenants of the Building.


                               EXHIBIT F - PAGE 3

                                    EXHIBIT G
                    Exhibit G has been intentionally omitted.



                               EXHIBIT G - PAGE 1

                                   EXHIBIT H
                   Exhibit H has been intentionally omitted.



                               EXHIBIT H - PAGE 1

                             SUBORDINATION OF LEASE

================================================================================

                            THE CHASE MANHATTAN BANK

                                       AND

                                     ISOCOR

                           --------------------------

                         SUBORDINATION, NON-DISTURBANCE

                            AND ATTORNMENT AGREEMENT

                           --------------------------



Dated:


Location: Santa Monica, California

================================================================================

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT
                                     (Lease)

       THIS AGREEMENT made the ___ day of _________, between THE CHASE MANHATTAN BANK, a New York banking corporation having an office at 380 Madison Avenue, New York, New York 1001 7- 2591 (the "MORTGAGEE"), and ISOCOR, a California corporation, having an office at 3420 Ocean Park Boulevard, Suite 2010, Santa Monica, California 90405 (the "TENANT");

                                   WITNESSETH:

       WHEREAS the Mortgagee is the present owner and holder of a certain mortgage or mortgages (the "MORTGAGE") encumbering the premises located in the County of Los Angeles, City of Santa Monica and State of California, known as Suite No. 2010, 3420 Ocean Park Boulevard (the "Premises");

        WHEREAS the Tenant is the holder of a leasehold estate in a portion of the Premises under and pursuant to the provisions of a certain lease dated ________________ with Spieker Properties, L.P., as landlord (the "LEASE"); and

                                                                 [INITIAL HERE]

        WHEREAS the Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and the Mortgagee has agreed to grant non-disturbance to the Tenant under the Lease on the terms and conditions hereinafter set forth;

        NOW THEREFORE, in consideration of Ten ($10) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, the Mortgagee and the Tenant hereby covenant and agree as follows:

        1 . The Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of the Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and all of the terms, covenants and provisions thereof and to the lien thereof and to any and all increases, renewals, modifications, spreaders, consolidations, replacements and extensions thereof, and to any and all sums, secured thereby, with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

        2. The Mortgagee agrees that if any action or proceeding is commenced by the Mortgagee to foreclose the Mortgage or to sell the Premises, the Tenant shall not be named as a party in any such action nor shall the Tenant be named a party in connection with any sale of the Premises, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale (i) the term of the Lease shall have commenced pursuant to the provisions thereof, (ii) the Tenant shall be in possession of the premises demised under the Lease, subject to any subleases previously approved by Mortgagee, (iii) the Lease shall be in full force and effect, and (iv) the Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on the part of the Tenant to be observed or performed thereunder or hereunder beyond any applicable cure periods set forth in the Lease, unless applicable law requires the Tenant to be made a party thereto as a condition to proceeding against the Landlord or protecting such rights and remedies. In the latter case, the Mortgagee may join the Tenant as a defendant in such action only for such purposes and not to terminate the Lease

        3. The Tenant agrees that if the Mortgagee or any successors in interest to the Mortgagee shall become the owner of the Premises by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease (including without limitation, the right, if any, to extend the lease term or to exercise any right of first offer) between the Mortgagee and the Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event the Tenant agrees to attorn to the Mortgagee and the Mortgagee agrees to accept such attornment, provided, however, that the provisions of the Mortgage shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and the Mortgagee shall not be (i) obligated to complete any construction work required to be done by the Landlord (as hereinafter defined) pursuant to the provisions of the Lease or to reimburse the Tenant for any construction work done by the Tenant, (ii) liable for any accrued obligation of the Landlord, or for any act or omission of the Landlord, whether prior to or after such foreclosure or sale, (iii) liable under any indemnity provision of whatever nature contained in the Lease, including, but not limited to, any environmental indemnification, (iv) required to make any repairs to the Premises and/or to the premises demised under the Lease as a result of fire or other casualty or by reason of condemnation, (v) required to make any capital improvements to the Premises and/or to the premises demised under the Lease which the Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease which obligations of quiet enjoyment include Landlord's obligation to repair and maintain the Premises and the Project as more fully set forth in the Lease arising on or after the Mortgagee becomes the owner of the Project, (vi) subject to any offsets, claims or counterclaims which shall have accrued to the Tenant against the Landlord prior to the date on which the Mortgagee or its successor in interest shall become the owner of the Premises, (vii) liable for any security deposit or other monies not actually received by the Mortgagee.

        4. The Tenant shall not, without the prior written consent of the Mortgagee (i) enter into any agreement amending, modifying or terminating the Lease, (ii) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due date thereof, (iii) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (iv) assign the Lease or sublet the premises demised under the Lease or any part thereof; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without the prior written consent of the Mortgagee shall not be binding on the Mortgagee.

        5. The Tenant hereby represents and warrants to the Mortgagee that as of the date hereof (i) the Tenant is the owner and holder of the tenant's interest under the Lease % (ii) the Lease has not been modified or amended, (iii) the Lease is in full force and effect and the term thereof commenced on _______________ , pursuant to the provisions thereof, (iv) the premises' demised under the Lease have been completed and the Tenant has taken possession of the same on a rent paying basis, M neither the Tenant nor the Landlord is in default under any of the terms, covenants or provisions of the Lease and the Tenant to the best of its knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute an event of default by the Tenant or the Landlord under the Lease, (vi) neither the Tenant nor the Landlord to the best knowledge of Tenant has commenced any action or given or received any notice for the purpose of terminating the Lease, (vii) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, and (viii) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease.

                                                                  [INITIAL HERE]

        6. The Tenant shall notify the Mortgagee of any default by the Landlord under the Lease or any other circumstance which would entitle the Tenant to cancel or terminate the Lease or abate the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation, termination or abatement thereof shall be effective unless the Mortgagee shall have received notice of the default or other circumstance giving rise to such cancellation, termination or abatement and shall have failed within forty-five (45) days after receipt of such notice to cure such default or remedy such circumstance, or if such default cannot be cured within forty-five (45) days, shall have failed within forty-five
(45) days after receipt of such notice to commence and to thereafter diligently pursue any action necessary to cure such default or remedy such circumstances as the case may be.

        7. Anything herein or in the Lease to the contrary notwithstanding, in the event that the Mortgagee shall acquire title to the Building, or shall otherwise become liable for any obligations of the Landlord under the Lease, the Mortgagee shall have no obligation, nor incur any liability, beyond the Mortgagee's then interest, if any, in the Building and the Tenant shall look exclusively to such interest of the Mortgagee, if any, in the Building for the payment and discharge of any obligations imposed upon the Mortgagee hereunder or under the Lease and the Mortgages is hereby released or relieved of any other liability hereunder and under the Lease. The Tenant agrees that with respect to any money judgment which may be obtained or secured by the Tenant against the Mortgagee, the Tenant shall look solely to the estate or interest owned by the Mortgagee in the Building and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Mortgagee.

        8. Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:



If to the Mortgagee:

     The Chase Manhattan Bank
     Real Estate Finance Group
     380 Madison Avenue
     New York, New York 1001 7

     Attention: Mr. James M. Reilly, Vice President

With a copy to:

           The Chase Manhattan Bank
           Legal Department
           270 Park Avenue - 40th Floor
           New York, New York 10017

          Attention: Michael R. Zients, Esq.

With a copy to:

           Loeb & Loeb LLP
           1000 Wilshire Boulevard, Suite 1800
           Los Angeles, California 90017

           Attention: Joseph P. Heffernan, Esq.

If to the Tenant:

           Isocor
           3420 Ocean Park Boulevard, Suite 2010
           Santa Monica, California 90405

           Attention:  Ms. Janine Bushman


-------------------

It being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked "With a copy to" hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the Tenant or the Mortgagee. Each party may designate a change of address by notice given, as hereinabove provided, to the other party, at least fifteen (11 5) days prior to the date such change of address is to become effective.

        9. This Agreement shall be binding upon and inure to the benefit of the Mortgagee and the Tenant and their respective successors and assigns.

        10. The term 'Mortgagee' as used herein shall include the successors and assigns of the Mortgagee and any person, party or entity which shall become the owner of the Premises by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise The term 'Landlord' as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease. The term "Premises' as used herein shall mean the Premises, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

        11. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

        1 2. This Agreement shall be governed by and construed under the laws of the State in which the Premises are located.

        IN WITNESS WHEREOF, the Mortgagee and the Tenant have duly executed this Agreement as of the date first above written.


                                        THE CHASE MANHATTAN BANK



                                        By:
                                           Vice President



                                        (TENANT)

                                        ISOCOR
                                        a California corporation

                                        By: /s/ JANINE BUSHMAN
                                            -------------------------------
                                           Janine Bushman
                                           Vice President, Finance and
                                           Administration/ Chief Financial
                                           Officer

                    THE CHASE MANHATTAN BANK ACKNOWLEDGEMENT


STATE OF NEW YORK     )
                      )Ss:
COUNTY OF NEW YORK    )




On _______________, before me ________________, a Notary Public, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


 ------------------------------
         Notary Public

                             TENANT ACKNOWLEDGEMENT
                             ----------------------


STATE OF CALIFORNIA    )
                       )Ss:
COUNTY OF LOS ANGELES  )

On February 11, 1998 before me, DONNA WEBB a NOTARY Public, personally appeared Janine Bushman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) WHOSE name(s) is/are SUBSCRIBED TO the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                                       DONNA WEBB
                                         [SEAL]        COMM. # 1048278
                                                 NOTARY PUBLIC - CALIFORNIA
           /s/ DONNA WEBB                          LOS ANGELES COUNTY
           ----------------------
           Notary Public                        MY COMM.  EXPIRES DEC 29.1998

                            PARKING LICENSE AGREEMENT

        SPIEKER PROPERTIES, L.P., a California limited partnership ("Licensor"), hereby grants to ISOCOR, a California corporation ("Licensee"), the right and license to use parking spaces in Santa Monica Business Park (the "Project"), as described below and subject to the following conditions:

        1. TYPE AND NUMBER OF PARKING SPACES. Licensee shall have the right to use up to 60 unassigned automobile parking spaces. If the area of Licensee's Premises in the Project is reduced, Licensee's allotment of parking spaces will be adjusted proportionately. If the area of Licensee's Premises is increased, Licensee may, at its option, increase the number of its allotted parking spaces proportionately. Notwithstanding the preceding, Licensee shall have no right to use any number of parking spaces in excess of the number of employees of Licensee actually employed at the Premises.

        2. MONTHLY FEE. Licensee shall pay for the right and license granted hereby the prevailing rates charged for such spaces by Licensor from time to time plus applicable taxes thereon ("market rate"). Such sums shall be payable in advance on the first day of each calendar month. Licensor shall have no obligation to accept any such payment from anyone other than Licensee (e.g. Licensee's employees, subtenants, etc.). If Licensee fails to make any such payment when due, Licensor, at its option and after five (5) days' notice to Licensee, may forthwith terminate this license and all rights of Licensee hereunder. Any late payment of the monthly fee will result in additional administrative and processing costs being incurred by Licensor, the exact amount of which would be extremely difficult to determine, and it is agreed that with respect thereto a late fee of Ten Dollars ($10.00) per space is a reasonable estimate thereof and will be payable by Licensee with regard to any monthly fee not paid when due.

        3. TERM. Licensee shall be entitled to the foregoing parking rights and obligations for a period equivalent to the term of that certain "Lease" of Premises in the Project entered into by Licensor and Licensee. Licensee's rights to any and all parking spaces shall automatically be revoked and shall terminate upon any material default hereunder, or any expiration or termination of said Lease, as well as upon any assignment of such Lease or sublease of such Premises, in violation of the terms of such Lease. Licensee must exercise its rights under this Agreement by delivering all required security deposits and the initial monthly fee for the parking spaces described above within thirty (30) days after the "Commencement Date" of the aforementioned Lease (as defined herein) unless otherwise agreed by Licensor. Failure of Licensee to so exercise its rights will entitle Licensor without notice to transfer to others Licensee's rights to park in any and all parking spaces as to which Licensee has not so exercised its rights hereunder, and Licensee will be deemed to have waived its rights hereunder with regard thereto.

        4. LOCATION OF PARKING SPACES. Licensor shall have the right in its sole discretion to designate the particular location of said parking space(s), which designation is subject to change from time to time.

        5. RIGHTS NON-TRANSFERRABLE. The foregoing parking rights are personal to Licensee and Licensee shall not assign, convey, or otherwise transfer said rights in any manner whatsoever without Licensor's prior written consent. Any attempt by Licensee to do so shall be null and void and, at Licensor's election, shall constitute a material default hereunder. If the Premises or any portion thereof is assigned or sublet pursuant to the terms of the Lease, the number of parking spaces allotted to Licensee under paragraph 1 hereof shall automatically be adjusted accordingly and Licensor and Licensee shall immediately execute an amendment to this Agreement setting forth (i) the number of spaces retained by Licensee, (ii) the number of spaces allotted to Licensee's assignee or subtenant (which number shall not exceed the amount stated in paragraph 1 above), (iii) the then current "market rate" to be charged Licensee for the spaces allotted to its assignee or subtenant, and (iv) the security deposit to be paid by Licensee for its assignee's or subtenant's parking cards.

        6. LICENSEE INDEMNIFICATION. Use of said parking spaces and of the parking areas in the Project shall be at the sole risk of Licensee. Unless caused by the negligence or wrongful acts of Licensor, its agents or employees, Licensee hereby agrees to defend, indemnify and hold Licensor harmless against any liability, loss, cost or expense (including reasonable attorneys' fees) for any damage to or loss or theft of any vehicle or property within any vehicle or any other property (including property of Licensee), or injury to or death of any person (including Licensee and Licensee's family, agents, employees, visitors or customers), arising directly or indirectly out of or in connection with the use by Licensee or such other persons of the parking areas or any part thereof.

        7. INTERRUPTION OF USE. Licensor shall not be liable to Licensee for any interruption of Licensee's use of the rights granted hereunder due to repairs, improvements or alterations of the parking areas or the Project, or due to any labor controversy, or resulting from any cause beyond the reasonable control of Licensor. However, Licensee shall be entitled to an abatement of the monthly fee with regard to any assigned parking space to the extent it is prevented from using such space and no reasonably similar alternative space is made available to it by Licensor.

                            PARKING LICENSE AGREEMENT

        8. RULES AND REGULATIONS. Licensor's parking rules and regulations are attached hereto. Licensor may adopt such other rules and regulations relating to the use of the parking areas as in Licensor's opinion are necessary or desirable for the proper, orderly and safe use of the parking areas. If Licensee fails to comply with the rules and regulations and modifications thereto after receiving notice thereof, Licensor may at its option forthwith terminate this license and all rights of Licensee hereunder, and may also, whether or not such license is so terminated, take such action as shall be required to remedy such failure, and Licensee agrees to pay Licensor on demand the reasonable cost to Licensor of such actions including attorneys' fees. Licensee shall at all times be required to park in a lawful manner, and no vehicle shall at any time be parked in more than one marked space at a time. Licensor shall be entitled to tow away any vehicle which is improperly parked, at the vehicle owner's sole cost and expense. In the event of such tow away, neither Licensor nor any Mortgagee of Licensor shall have any liability therefor to Licensee or to such vehicle owner.

        9.LICENSOR'S PROPERTY RIGHTS. Licensor shall have the right to decrease the size of any or all of the parking areas in the Project, to alter or rearrange parking spaces and improvements in the parking areas, to take all or any portion of the parking areas for purposes of maintaining, repairing or restoring same, or for purposes of construction and operating structures thereon or adjacent thereto, to have ingress and egress in connection with the exercise of any such rights, and to do and perform such other acts with respect to the parking areas as Licensor shall in its discretion deem appropriate. Licensor may at any time and from time to time in its discretion designate any portion of the parking areas in the Project for use as assigned parking, visitor parking or employee parking. If Licensor establishes an employee parking' area or other assigned parking area for Licensee's employees to park in, Licensee shall furnish Licensor, within five (5) days after written request to do so, with a list of the vehicle license numbers of Licensee's employees parking in the Project. Licensor may charge Licensee Ten Dollars ($10.00) per day for each day or partial day for each vehicle parked by Licensee or any of its employees in a parking space or area other than the space or parking area assigned or designated for such vehicle. Licensor may tow away any such improperly parked vehicles and may also attach violation notices or stickers to improperly parked vehicles. In the event of such tow away, neither Licensor nor any Mortgagee of Licensor shall have any liability therefor to Licensee or to such vehicle owner.

        10. SECURITY DEPOSIT. If parking is in a controlled lot, a monthly parking card or decal may be issued to Licensee for each parking space to be used by Licensee hereunder. Licensee will pay a security deposit for each parking card at the time of issuance of the card. Licensor shall have no obligation to accept any such security deposit from anyone other than Licensee, The security deposit shall be held by Licensor to secure Licensee's due performance of its obligations with regard to parking hereunder and the return to Licensor of such parking card(s) in good condition, normal wear and tear excepted, upon termination of Licensee's rights hereunder. Licensee shall be obligated to take reasonable steps to protect such cards from warping or mutilation. Without limitation as to the generality of the foregoing, Licensor may apply such security deposit to remedy any default by Licensee hereunder and further, if such card(s) are lost or mutilated, Licensor may apply any or all of said deposit toward Licensor's cost of such card(s). If at any time Licensor applies any or all of such security deposit as provided herein, Licensee shall be obligated to deposit with Licensor the amount so applied by Licensor within ten (1 0) days after written request therefor is given. Upon termination of Licensee's rights hereunder and the return to Licensor of the aforementioned card(s) (or cards issued in substitution thereof) the security deposit or balance thereof shall be returned to Licensee provided Licensee is not then in default hereunder. Licensor need not hold said security deposit in a separate account.

        11. REPLACEMENT CARDS. If for any reason (other than a malfunction for which Licensee is not responsible hereunder) any card issued to Licensee is requested by Licensee to be replaced, Licensee shall pay Licensor the then current non-refundable charge for said replacement card.


                            PARKING LICENSE AGREEMENT
                                     PAGE 2

        12. MISCELLANEOUS. No waiver by Licensor of any breach of this agreement by Licensee shall constitute a waiver of any other breach. Any amount due to Licensor that is not paid when due shall bear interest at the maximum rate allowable under law. In the event of any legal action taken or proceeding brought to enforce the provisions hereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection therewith.

       DATED this ___________ day of _____________________________________1998.


LICENSOR:                              SPIEKER PROPERTIES, L.R,
                                       a California limited partnership

                                       By: Spieker Properties, Inc.,
                                           a Maryland corporation,
                                           its general partner

                                           By:
                                              ----------------------------------
                                              Its:
                                                  ------------------------------
                                       Date:
                                            ------------------------------------

LICENSEE:                              ISOCOR,
                                       a California corporation


                                        BY: /s/ JANINE BUSHMAN
                                           -------------------------------------
                                           Janine Bushman
                                           Vice President, Finance and
                                           Administration/ Chief   Financial
                                           Officer

                                        Date: 2/11/98
                                              ----------------------------------


                            PARKING LICENSE AGREEMENT
                                     PAGE 3

                          PARKING RULES AND REGULATIONS

        1. All claimed damage or loss must be reported and itemized in writing delivered to the parking facility office or property manager's office within ten business days after any claimed damage or loss occurs. Any claim not so made is waived. Licensor has the option to make repairs at its expense of any claimed damage within ten business days after filing a claim. In all court actions the burden of proof to establish a claim remains with Licensee. Court actions by Licensee for any claim must be filed within ninety days from date of parking, in a court of jurisdiction where the claimed loss occurred. Licensor is not responsible for damage by water, fire, or defective brakes, or parts, or for the acts or omissions of others, or for loss of articles left in vehicles. The total liability of Licensor is limited to $250.00 for all damages or loss to any vehicle. Licensor is not responsible for loss of use.

        2. Licensee shall not park or permit the parking of any vehicle under its control in any parking area designated by Licensor as areas for parking by visitors. Licensee shall not leave vehicles in the parking area overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

        3. Parking stickers or any other device or form of identification supplied by Licensor as a condition of use of the parking facilities shall remain the property of Licensor. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

        4. No extended term storage of vehicles shall be permitted.

        5. Vehicles must be parked entirely within the painted stall lines of a single parking stall.

        6. All directional signs and arrows must be observed.

        7. The speed limit within all parking areas shall be 5 miles per hour.

        8. Parking is prohibited:

                (a)     in areas not striped for parking;

                (b)     in driveways;

                (c)     where "no parking" signs are posted;

                (d)     in cross-hatched areas; and

                (e) in such other areas as may be designated by Licensor or its parking operator.

        9. Every Parker is required to park and lock his own vehicle unless Licensor furnishes valet service. Valet parking attendants may refuse to drive any vehicle reasonably believed to be unsafe.

        10. Loss or theft of parking identification devices from vehicles must be reported to the parking operator immediately, and a lost or stolen report must be filed at that time. Licensor has the right to exclude any vehicles from the parking facilities that does not have an identification device.

        1 1. Any parking identification devices reported lost or stolen found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution.

        1 2. Lost or stolen identification devices found by the Licensee should be reported to the parking facility office or property manager immediately to avoid confusion.

        1 3. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

        14. Licensee shall acquaint all persons to whom Licensee assigns parking space of these Rules and Regulations. Parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

        1 5. Licensor reserves the right to refuse the sale of monthly stickers or other parking identification devices to any person and/or his agents or representatives who willfully refuses to comply with these Rules and Regulations.


                            PARKING LICENSE AGREEMENT
                                     PAGE 4